                            SCHEDULE 14A INFORMATION

                 Consent Solicitation Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Consent Solicitation

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[X]  Definitive Consent Solicitation

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240,14a-12

                             DEVELOPMENT PARTNERS II
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                  (Name of Registrant As Specified in Charter)

    ------------------------------------------------------------------------
            (Name of Person(s) Filing Consent Solicitation Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:
                Units of Limited Partnership Interest ("Units")

       (2)      Aggregate number of securities to which transaction applies:
                36,963 Units

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $7,221,652, equal to the estimated amount of cash to be distributed to the partners upon liquidation of the Registrant.

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid: $1,444

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ______________________________________

         (2)      Form, Schedule or Registration Statement No.:_________________

         (3)      Filing Party:_________________________________________________

         (4)      Date Filed:___________________________________________________

                             DEVELOPMENT PARTNERS II
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906
                                 (719) 527-0544
March 16, 1998

Dear Limited Partner:

We are pleased to let you know that, during the last quarter of 1997, Development Partners II (A Massachusetts Limited Partnership) (the "Partnership") implemented and completed a competitive bidding process for the disposition of its remaining real property investments. The competitive bidding process included the participation of a number of well-screened and fully-qualified institutional real property purchasers and resulted in the Partnership receiving and accepting offers to purchase its remaining properties.

The Partnership is now in a position, subject to the approval of a majority in interest of the limited partners, to sell its remaining properties and dissolve the Partnership. Accordingly, pursuant to the enclosed Consent Solicitation, the Partnership is seeking the consent of the limited partners to dissolve the Partnership and liquidate all of its remaining real property investments (the "Dissolution"). The Dissolution and the principal terms of the offers are discussed in more detail in the Consent Solicitation under "Description of Dissolution."

FOR THE REASONS SET FORTH IN THE ENCLOSED CONSENT SOLICITATION, THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS CONSENT TO THE DISSOLUTION.

Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1996 and its most recent Form 10-Q for the quarter ended September 30, 1997.

We urge you to read the enclosed document carefully and to return your signed consent as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. You may also return your Consent to L'Auberge Communities, L.P., c/o Gemisys, via facsimile at
(303) 705-6171. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call our Investor Services line at (800) 262-7778.

                                Very truly yours,




STEPHEN B. BOYLE                    GP L'AUBERGE COMMUNITIES, L.P.,
General Partner                     General Partner

                                    By: L'Auberge Communities, Inc., its
                                        general partner

                                    By: Stephen B. Boyle, President



                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN AND DATE THE ENCLOSED CONSENT AND
             RETURN IT IMMEDIATELY SO THAT YOUR VOTE CAN BE COUNTED.

                             DEVELOPMENT PARTNERS II
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906


                              CONSENT SOLICITATION


                                 March 16, 1998


                                  INTRODUCTION

         This solicitation of written consents (the "Consent Solicitation") is furnished by GP L'Auberge Communities, L.P., a California limited partnership, and Stephen B. Boyle, the general partners (the "General Partners") of Development Partners II (A Massachusetts Limited Partnership) (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to dissolve the Partnership and liquidate all of its remaining real property investments (hereinafter referred to as "properties") (collectively, the "Dissolution") by means of a liquidation strategy as described herein. If the Dissolution is consented to by a majority in interest of the Limited Partners as described herein, the Partnership's remaining properties will be sold and liquidated as soon as is practicable, consistent with obtaining reasonable value therefor, and the net proceeds will be distributed to the Limited Partners. As discussed below, the Partnership has received and accepted offers from purchasers unaffiliated with either General Partner to purchase its remaining properties, although there can be no assurance that any or all such offers will result in consummated sales of the properties. The General Partners recommend that the Limited Partners consent to the Dissolution.

         This Consent Solicitation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

        This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about March 20, 1998.

                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

         The Partnership was organized in 1987 for the purpose of acquiring, operating and ultimately selling or disposing of multifamily residential rental properties. The Partnership's original investment objectives contemplated that the properties would be held for approximately five to seven years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partners' discretion based on the anticipated economic benefits of continued ownership and other factors. The national recession that extended through the early 1990s had the effect of depressing real estate values. Subsequently, the markets where the Partnership's properties are located experienced an oversupply of new apartment developments. These conditions led the General Partners to conclude that it was advisable for the Partnership to hold its properties longer than initially anticipated.

         Instead of selling the Partnership's properties during the downturn in their markets, the Partnership continued to hold and operate its properties. As improvement in the Partnership's markets became apparent, the General Partners began to prepare the properties for sale and to devise and implement a disposition strategy. In this regard, in September 1997, the Partnership sold Mariposa Apartments in Scottsdale, Arizona to a purchaser unaffiliated with either General Partner for a gross purchase price of $5,125,000. The Partnership realized approximately $1,663,335 of net proceeds from the sale, all of which was distributed to the Limited Partners in December 1997. The General Partners did not receive a property disposition fee or other compensation or distribution in connection with the sale of Mariposa Apartments.

         The proposed Dissolution and sales transactions are the final step in the disposition process. After considering various alternatives for marketing the Partnership's remaining properties, the General Partners determined that, given the quality of the properties, the most advantageous offers were likely to be obtained by approaching a reasonable number of well-qualified institutional real estate purchasers in a competitive bidding process. Accordingly, with the assistance of a licensed real estate broker unaffiliated with either General Partner (the "Unaffiliated Broker"), approximately 15 institutional real estate purchasers representing a broad cross-section of the institutional real estate capital market were approached. As a result of the competitive bidding process, the Partnership received multiple offers to purchase each of its properties. In order to maximize the sales prices, the Partnership permitted each offeror the opportunity to increase its offer. From the resubmitted offers, the General Partners selected the highest and best offer for each property and a purchase and sale agreement (the "Purchase Agreement") has been executed with respect to each property, subject to the consent of the Limited Partners to the Dissolution. Certain of the principal terms of the Purchase Agreements are discussed in this Consent Solicitation under "Description of Dissolution -- Liquidation Strategy; Pending Sales."

         Sales of the properties at this time will enable the Partnership to take advantage of the improved local economies where its properties are located. The General Partners have reviewed comparable sales in the properties' respective markets and have determined that the accepted offer for each property is fair and reasonable. Moreover, the General Partners believe that the terms of each proposed sale described herein are advantageous to the Partnership because of the price, the purchase of the properties for all cash without a financing contingency and the strength and reliability of the purchaser.

         For the foregoing reasons, the General Partners believe that it is in the best interests of the Partnership and the Limited Partners to dissolve the Partnership and seek to sell and liquidate the remaining Partnership properties and wind up the Partnership at this time rather than to continue to hold and operate the properties for later sale.

EFFECTS OF THE DISSOLUTION

         Under the Massachusetts Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") provides that the Partnership shall be dissolved upon the vote or written consent of a majority in interest of the Limited Partners. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up and the Limited Partners would continue to have the voting and economic rights provided in the Partnership Agreement.

         Neither the Partnership Agreement nor Massachusetts law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners would be authorized and directed to settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, pursuant to the Purchase Agreements described herein or otherwise, consistent with obtaining reasonable value for the properties. In the event that one or more of the properties are not sold pursuant to the Purchase Agreements described herein (see "Liquidation Strategy; Pending Sales" below), the General Partners would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of property sales and other dispositions. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the Massachusetts Office of the Secretary of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.

LIQUIDATION STRATEGY; PENDING SALES

         The following table sets forth certain information regarding the Partnership's remaining properties and the Purchase Agreements.


                                                               Purchase Agreements
                                   Projected       ----------------------------------------
                                    Mortgage
Property Name and    Number of    Indebtedness       Purchase                       Closing
    Location           Units       at  3/30/98         Price        Purchaser         Date(1)
-----------------    ---------    ------------      -----------     ---------         -------
Canyon View East,       96       $ 3,824,280       $ 6,648,503      Tucson           4/24/98(3)
Tucson, AZ(2)                                                       Realty
                                                                    Holding Co.
                                                                    Inc.

Cheyenne Creek,        108       $ 3,114,835       $ 6,300,000      DRA              4/30/98
Colorado Springs,                                                   Advisors,
CO(4)                                                               Inc.

Casabella,             154       $ 6,734,895       $11,700,000      JPR Capital           (6)
Scottsdale, AZ(5)                                                   LLC

----------

(1) Subject to the consent of the Limited Partners to the Dissolution proposed herein.

(2) The Partnership owns a joint venture interest in Canyon View East Joint Venture which holds fee simple title to this property. The Partnership's co-venturers are unaffiliated with the Partnership and the General Partners. No co-venturer will be entitled to receive any portion of the proceeds of the sale of Canyon View East. Under the terms of the Canyon View East Joint Venture Agreement, the Partnership's co-venturers (or any of them) were granted a right of first refusal to purchase Canyon View East on the same terms and conditions as an accepted third party offer to purchase the property. With respect to the proposed sale to Tucson Realty Holding Co. Inc. ("TRH"), the co-venturers had until the close of business on March 13, 1998 to exercise the right of first refusal on the terms contained in the Canyon View East Purchase Agreement. On March 13, 1998, one of the co-venturers purported to exercise the right of first refusal. The Partnership believes, and has asserted, that the purported exercise was not in conformity with the material terms and conditions of the Canyon View East Purchase Agreement and, therefore, that the right of first refusal lapsed without exercise. Accordingly, the Partnership is proceeding to close the sale of Canyon View East to TRH pursuant to the Canyon View East Purchase Agreement. There can be no assurance, however, that the co-venturer will not claim that the Partnership is prohibited from selling the property to TRH and attempt to enjoin the sale. The assertion of such a claim could materially delay the Partnership's sale of Canyon View East. Canyon View East will be sold together with an adjacent property which is owned by a public limited partnership of which the General Partners or their affiliates are the general partners, is the managing partner. Accordingly, the sale of Canyon View East is also conditioned upon the consent of the limited partners of the affiliated partnership to the dissolution of such partnership. The $16,750,000 total purchase price for the two adjacent properties was allocated between the joint ventures based on relative gross rent potential of the two properties.

(3) The Closing Date may occur earlier than the date indicated if the consent of the Limited Partners to the Dissolution is received prior thereto.

(4) The Partnership owns an approximate 82% joint venture interest in The Pines at Cheyenne Creek Joint Venture which holds fee simple title to this property. The Partnership's co-venturer is a private limited partnership of which the General Partners or their affiliates are the general partners. The former joint venture partner in the joint venture retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. Such former joint venture partner will not be entitled to receive any portion of the proceeds from the sale of Cheyenne Creek.

(5) The Partnership owns an approximate 38% interest in Casabella Associates, a general partnership which holds fee simple title to the property. The Partnership's partners in Casabella Associates are two public limited partnerships of which the General Partners or their affiliates are the general partners. Accordingly, the sale of Casabella is also conditioned upon the consent of the limited partners of the two affiliated partnerships to the dissolution of such partnerships. Casabella Associates' former joint venture partner in the joint venture which previously held title to the property retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. The former joint venture partner will not be entitled to receive any portion of the proceeds of the sale of Casabella.

(6) Approximately 90 days after the Limited Partner consents described in note (5) above are received, but not later than June 15, 1998.

         Each Purchase Agreement provides that the purchaser has the right to conduct its "due diligence" review of the property. This review includes, but is not limited to, a physical inspection and examination of title and environmental matters. During the due diligence period, each purchaser has the customary right to withdraw its offer for any reason. Because each of the property sales is subject to the respective purchaser's due diligence review of the property, there can be no assurance that any or all proposed sales described above will actually occur. Alternatively, as is customary in similar real estate transactions, if, during the due diligence period, the purchaser identifies conditions which are unacceptable to it, the purchaser may seek a purchase price adjustment, which the General Partners would consider and negotiate as they deem appropriate. Each Purchase Agreement provides that in the event that the purchaser defaults by failing to close following the end of the due diligence period, the Partnership will be entitled to retain the purchaser's deposit as liquidated damages.

         Assuming, for purposes of illustration, that the Partnership's remaining properties were sold for an aggregate price of $24,648,503 (the total of the purchase prices set forth above), the General Partners believe that, after (i) repayment of mortgage indebtedness in the aggregate amount of approximately $13,674,015, (ii) deducting estimated fees and expenses of the sales, which currently are anticipated to total approximately $336,000, including a real estate brokerage commission payable to the Unaffiliated Broker in an amount equal to 1.25% of the sales price of each property, (iii) payment of real estate taxes, (iv) giving effect to the interests of the Partnership's partners or co-venturers in the properties, and (v) including the Partnership's estimated cash balance of $120,000, approximately $7,221,652 (the "Dissolution Proceeds") would be available to the Partnership.

         The Dissolution Proceeds, less a $300,000 wind-up reserve which the General Partners intend to establish to cover various expenses of winding up and liquidating the Partnership, would be distributed to the Limited Partners as promptly as possible following the sales of the properties. Assuming Dissolution Proceeds of $7,221,652, for each $500 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $187 (the "Distribution Per Unit"). When added to the $45 per Unit that has been distributed from the sale of Mariposa and the $82.62 per Unit distributed from operations, Limited Partners will have received aggregate distributions of approximately $314.62 per $500 Unit over the term of the investment.(1) In addition, upon final winding up of the Partnership, any unexpended funds in the wind-up reserve will be distributed to the Limited Partners.

__________________________

(1) Exhibit A attached to this Consent Solicitation sets forth certain information regarding Partnership distributions on a quarterly basis for the past three years and in the aggregate since inception.

         The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates assume that sales of the properties are consummated pursuant to the terms of the Purchase Agreements. There can be no assurance that such sales will occur. If one or more of the proposed sales does not occur, the General Partners would seek substitute purchasers, although there can be no assurance as to when such purchasers would be located or the terms on which such purchasers would agree to purchase the properties. The Limited Partners would have no right to approve the terms of any substituted sale. The estimates do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of Dissolution Proceeds available for distribution. Additionally, the estimates do not give effect to customary closing adjustments, credits and prorations, the amounts of which are not known at this time. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.

         The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of the Partnership's properties can be completed. If the properties are sold pursuant to the terms of the Purchase Agreements, the General Partners expect that the sales will be consummated during the second quarter of 1998. The General Partners will endeavor to distribute funds as expeditiously as possible after any sale.

LIQUIDATION AND WINDING UP

         Pursuant to the Partnership Agreement, if the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

         (a) First, to creditors, in the order of priority provided by law;

         (b) Second, to the setting up of any reserve for contingencies which the General Partners may consider necessary; and

         (c) After all such liabilities have been either discharged or adequately provided for, to the partners, in accordance with Section 10 of the Partnership Agreement.

         It is not anticipated that the General Partners will receive any of the proceeds from the Dissolution. The General Partners are not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1997 in the ordinary course of the Partnership's business.


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

                             CERTAIN CONSIDERATIONS

         The General Partners cannot predict when any of the Partnership's properties will actually be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partners estimate with certainty the amount of Dissolution Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of the Partnership's remaining properties and completion of the liquidation. Moreover, there can be no assurance that the properties will be sold or disposed of at prices equal to the purchase prices contained in the Purchase Agreements described herein or that the value of the properties will not increase after they are sold or disposed of by the Partnership.

         In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partners have broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not approved, the General Partners intend to continue to manage the Partnership and its properties substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire all or a portion of the Partnership's properties. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of its properties at a later time.

         Because of the General Partners' long-standing experience with the Partnership properties, the property management affiliate of the General Partners may be considered, among other independent property management companies, to manage the Partnership's properties following their sale. In this regard, DRA Advisors, Inc., the purchaser of Cheyenne Creek, has indicated its intention to retain such property management affiliate following the sale pursuant to an agreement terminable by purchaser on 30 days prior notice. If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including transactions which may involve the General Partners' management affiliate continuing as property manager.

         Neither Massachusetts law nor the Partnership Agreement provides the Limited Partners with any dissenter's rights, or the right to seek an independent appraisal of the value of the Partnership or its assets. Thus, the Limited Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

                     RECOMMENDATION OF THE GENERAL PARTNERS

         THE GENERAL PARTNERS BELIEVE THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         If a majority of the Limited Partners consent to the Dissolution, the General Partners intend to sell the Partnership's remaining properties and, after payment of certain Partnership expenses and liabilities (see "Description of Dissolution -- Liquidation and Winding Up"), distribute the proceeds to the Partners in liquidation of the Partnership. Such a sale and distribution will result in certain federal income tax consequences to a Limited Partner as described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

IN GENERAL

         As a partnership for federal income tax purposes, the Partnership is not subject to federal income tax as a separate taxable entity. Instead, each Partner is required to report on its own federal income tax return such Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit, including any gain or loss recognized by the Partnership on the sale of Partnership properties. Accordingly, a Limited Partner may be subject to tax on such Limited Partner's distributive share of Partnership income irrespective of whether such Limited Partner receives any cash distribution from the Partnership. A Limited Partner's adjusted basis in its Units is increased by such Limited Partner's distributive share of income and gain of the Partnership for each taxable year, is reduced by its distributive share of loss for such taxable year and is reduced by the amount of any actual or deemed distributions made to such Limited Partner during such year. A reduction in a Limited Partner's allocable share of Partnership liabilities that were included in such Limited Partner's adjusted basis in its Units (e.g., as a result of the repayment of a nonrecourse mortgage secured by a Partnership property) is treated as a deemed distribution of cash for this purpose.

GAIN OR LOSS ON SALE OF PARTNERSHIP PROPERTY

         The Partnership will separately recognize gain or loss for federal income tax purposes with respect to the sale of each Partnership asset. The Partnership will recognize a gain for tax purposes with respect to the sale of an asset if the amount realized for such asset (i.e., the cash proceeds and other consideration, if any, received reduced by the expenses of sale) exceeds the Partnership's adjusted basis for such asset. The Partnership will recognize a loss with respect to the sale of an asset if the Partnership's adjusted basis for such asset exceeds the amount realized by the Partnership for such asset. Overall, the Partnership expects to realize a gain of approximately $245,310, of which approximately $242,438 or $6.56 per Unit, will be allocated to the Limited Partners, in connection with the sale of its remaining properties pursuant to the Purchase Agreements.

         Under Section 702(a)(3) of the Code, the Partnership is required to separately state, and each Partner is required to account separately for, such Partner's distributive share of any Section 1245 gain (depreciation recapture),
Section 1231 gain or loss and net taxable income or loss from Partnership operations for any taxable year in which Partnership property is sold. Section 1231 gain or loss is gain or loss (apart from depreciation recapture, if any) resulting from the sale or exchange of "Section 1231 property," which is defined generally as depreciable property used in the trade or business and held for more than one year and real property used in the trade or business and held for more than one year which is not inventory or other property held for sale to customers in the ordinary course of the trade or business.

         Except for gain attributable to depreciation recapture under Section 1245 of the Code, any gain or loss on the sale of Partnership assets is expected to be Section 1231 gain or loss. To the extent that for any taxable year Section 1231 loss exceeds Section 1231 gain, such net Section 1231 loss will be treated as an ordinary loss, subject to any applicable passive activity loss limitations under Code Section 465. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership, a Limited Partner's share of passive activity losses of the Partnership, including suspended passive activity losses, may be utilized in the taxable year in which such liquidation occurs to offset non-passive income from other sources.

         To the extent that for any taxable year Section 1231 gain exceeds
Section 1231 loss, such net Section 1231 gain will be treated as long-term capital gain. However, Section 1231 gain will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

         A Limited Partner will also realize gain or loss on the final liquidation of the Partnership pursuant to the Dissolution to the extent that the amount of any actual or deemed distribution to such Limited Partner differs from such Limited Partner's adjusted basis for its Units. Any such loss (or gain) will be long-term or short-term capital loss (or gain), depending on the holding period of its Units. It is anticipated that a Limited Partner who acquired its Units in the public offering will realize a capital loss of approximately $74.73 per Unit in connection with the liquidation of the Partnership.

CAPITAL GAINS AND LOSSES

         Individuals, trusts and estates are generally subject to tax on net long-term capital gain with respect to property held for more than 18 months at a maximum rate of 20% (28% in the case of property held for more than one year but not more than 18 months), except that long-term capital gain from the sale of real property that would otherwise qualify for the 20% maximum rate will instead be subject to a 25% maximum rate to the extent of prior depreciation deductions allowed with respect to such real property. Capital losses generally may be utilized in any taxable year only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Unused capital losses may be carried forward and utilized in subsequent years subject to the same limitations.

         THE FOREGOING IS A SUMMARY ONLY, AND SPECIAL CONSIDERATIONS MAY BE APPLICABLE TO PARTICULAR TYPES OF LIMITED PARTNERS. EACH LIMITED PARTNER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISSOLUTION, UNDER THE FEDERAL

INCOME TAX LAWS, AS WELL APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS NOT DISCUSSED HEREIN.

                    CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE

         The General Partners have fixed 5:00 P.M. Central Time on March 12, 1998, as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Dissolution. As of the close of business on the Record Date, the General Partners anticipate that there will be approximately 1,850 Limited Partners of record.

COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING

         A form of written consent (the "Consent") accompanies this Consent Solicitation. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 15, 1998 (THE "CONSENT DEADLINE"). This date may be extended from time to time by the General Partners in its discretion until not later than June 1, 1998, subject to applicable requirements to update this Consent Solicitation.

         A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. Limited Partners may also return their Consents to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171; Attention: Development Partners II. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to the Dissolution. If a Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN," it will have the same effect as a disapproval of the Dissolution. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Dissolution. THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

APPROVAL OF DISSOLUTION

         The Dissolution will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the total number of Units outstanding. Each Unit is entitled to one vote. Accordingly, the Dissolution requires the approval of Limited Partners holding of record not less than 18,482 of the total 36,963 Units outstanding.

REVOCATION OF CONSENTS

         A Consent may be revoked by a Limited Partner by delivery to the General Partners of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation must be received by Gemisys Corporation or the General Partners, as described above, on or before the Consent Deadline or such earlier date as of which the Dissolution shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION

         The Partnership will bear all expenses of the solicitation of Consents, whether or not the Dissolution is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partners and their respective regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained Gemisys Corporation, an independent firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $3,000. The Partnership will also be required to reimburse Gemisys Corporation for its mailing services, postage, printing and similar pass-through costs.

         The General Partners will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Units.

         IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNERS IN THE DISSOLUTION

         Neither the General Partners nor any affiliate of a General Partner will be entitled to receive any distribution, real estate brokerage or other fee or compensation upon disposition of the Partnership's properties.

                         POTENTIAL CONFLICT OF INTEREST

         The General Partners believe that neither they nor any of their affiliates have any conflict of interest with the Limited Partners regarding the recommendation to approve the Dissolution. In fact, if the Dissolution is not approved, the General Partners would continue to receive 2% of all distributions of net cash from operations and the General Partners' property management affiliate would be entitled to continue to earn property management fees for its services in managing the Partnerships' properties.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         According to information available from the Partnership's transfer agent and public records, as of the date of the Record Date, no person or entity owned beneficially 5% or more of the outstanding Units. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has either General Partner loaned money to the Partnership.

         As of the Record Date, neither of the General Partners nor any director or officer of L'Auberge owned beneficially any Units.

                                   MANAGEMENT

         The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partners of the Partnership are Stephen B, Boyle and GP L'Auberge Communities, L.P., a California limited partnership, of which L'Auberge Communities Inc. (formerly known as Berry and Boyle Inc.) ("L'Auberge") is the general partner.

STEPHEN B. BOYLE

         Stephen B. Boyle, age 57, is President, Executive Officer and Director of L'Auberge and a general partner and co-founder of LP L'Auberge Communities, a California limited partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

GP L'AUBERGE COMMUNITIES, L.P.

         GP L'Auberge Communities, L.P. was formed in 1983 for the purpose of acting as a general partner in partnerships formed to invest directly or indirectly in real property. L'Auberge is the sole general partner of GP L'Auberge Communities, L.P. The following sets forth certain biographical information with respect to the executive officers and directors of L'Auberge other than Stephen B. Boyle who is discussed above. There are no familial relationships between or among any officer or director and any other officer or director.

           Name                            Position
----------------------      ----------------------------------------------------
Stephen B. Boyle            President, Executive Officer and Director
Earl C. Robertson           Executive Vice President and Chief Financial Officer
Donna Popke                 Vice President and Secretary

         Earl C. Robertson, age 50, has been Executive Vice President of L'Auberge since April 1995 and its Chief Financial Officer of L'Auberge since May 1996. Mr. Robertson joined L'Auberge in April 1995 as Executive Vice President. Prior to joining L'Auberge, Mr.

Robertson had over 20 years experience as a senior development officer, partner and consultant in several prominent real estate development companies, including Potomac Investment Associates, a developer of planned golf course communities nationwide, where he was employed from 1989 to June 1993. He also served as a consultant to Potomac Sports Properties from July 1993 to April 1995. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle.

         Donna Popke, age 37, has been Vice President of L'Auberge since November 1995. Ms. Popke joined L'Auberge in June 1994 as Accounting Manager. Prior to joining L'Auberge, Ms. Popke was Accounting Manager for David R. Sellon & Company, a Colorado Springs land development company, from August 1989 to June 1994 and for Intermec of the Rockies from September 1985 to July 1989.

                 TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

         The General Partners know of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of a General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partners to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obligated to resell its interest in the Partnership to the Partnership.

                             ADDITIONAL INFORMATION

         This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partners, 5110 Langdale Way, Colorado Springs, Colorado 80906,
Attention: Development

Partners II. A requested exhibit will be furnished by first-class mail, or other equally prompt means, within one business day of such request.

                                 GP L'AUBERGE COMMUNITIES, L.P.,
                                 General Partner

                                 By:    L'Auberge Communities Inc.,
                                        its General Partner

STEPHEN B. BOYLE,                By:    Stephen B. Boyle,
General Partner                         President

                                    EXHIBIT A

                        DISTRIBUTIONS TO LIMITED PARTNERS

         Following is a summary of distributions to the Limited Partners for the periods shown:


                                    Per $500 Unit                      Aggregate Amount
                        ----------------------------------     --------------------------------
                                             From Property                       From Property
   Quarter Ended        From Operations(1)       Sales         From Operations        Sales
--------------------    -----------------    -------------     ---------------   --------------
March 31, 1995              $    2.50                            $   92,408
June 30, 1995               $    2.50                            $   92,408
September 30, 1995          $    1.65                            $   60,989
December 31, 1995           $    1.25                            $   46,204

March 31, 1996              $    1.25                            $   46,204
June 30, 1996               $    1.25                            $   46,204
September 30, 1996
December 31, 1996

March 31, 1997
June 30, 1997
September 30, 1997                             $    45                              $1,663,335

Since Inception             $   82.62          $    45           $3,054,055         $1,663,335

----------
(1) The amounts set forth above representing Per $500 Unit distributions From Operations may vary slightly among Limited Partners depending on a Limited Partner's date of admission to the Partnership. Operating distributions for the first four quarters following the initial admission of Limited Partners were prorated based on a Limited Partner's date of admission to the Partnership. The amount set forth for the calculation of total Per $500 Unit distributions From Operations since inception is based on average distributions for those first four quarters.

                              SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON, D.C. 20549

                                           FORM 10-K

                  [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                          For the Fiscal Year Ended December 31, 1996

                                             OR

                [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

           For the transition period from __________________ to ________________

                          Commission File No. 0-16456

                            Development Partners II
                     (A Massachusetts Limited Partnership)

             (Exact name of registrant as specified in its charter)

                            Massachusetts 04-2946004

             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)      Identification No.)


                 5110 Langdale Way, Colorado Springs, CO 80906

              (Address of principal executive offices) (Zip Code)

                                 (719) 527-0544

              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Units of Limited Partnership Interests

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Aggregate market value of voting securities held by non-affiliates: Not applicable, since securities are not actively traded on any exchange.

Documents incorporated by reference:  None

The Exhibit Index is located on page __

                                                      PART I

ITEM 1.           BUSINESS

This form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

Development Partners II (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners II, was formed on January 9, 1987. The General Partners are Stephen B. Boyle and GP L'Auberge Communities, L.P., a California Limited Partnership (formerly Berry and Boyle Management).

The primary business of the Partnership is to operate and ultimately dispose of a diversified portfolio of income-producing residential real properties through its joint venture interest in such properties. Descriptions of such properties are included below in Item 2, as well as in Notes 5 and 6 of the Notes to the Consolidated Financial Statements included in this report and incorporated herein by reference thereto.

The Partnership expects to sell its properties at some future time, taking into consideration such factors as the price to be realized, the possible risks of continued ownership and the anticipated advantages to be gained for the partners. Proceeds from the sale, financing or refinancing of the properties will not be reinvested by the Partnership, but will be distributed to the partners, so that the Partnership will, in effect, be self-liquidating.

The success of the Partnership will depend upon factors which are difficult to predict and many of which are beyond the control of the Partnership. Such factors include, among others, general economic and real estate market conditions, both on a national basis and in those areas where the Partnership's investments are located, competitive factors, the availability and cost of borrowed funds, real estate tax rates, federal and state income tax laws, operating expenses (including maintenance and insurance), energy costs, government regulations, and potential liability under and changes in environmental and other laws, as well as the successful management of the properties.

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI"), a Phoenix based residential development, construction and management firm and developer of the properties known as Mariposa and Casabella, which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $65,715 and for certain mutual releases, EWI (i) relinquished its contract to manage certain Partnership properties and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Mariposa Joint Venture to the Partnership and its interest in the Casabella Joint Venture to the Partnership, Development Partners I and Development Partners III (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the Casabella Joint Venture and the Mariposa Joint Venture. EWI may still share in the cash flow distributions or the proceeds from sale of the properties if certain performance levels are met.

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm and developer of the property known as L'Auberge Cheyenne Creek, formerly The Pines on Cheyenne Creek, which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership to Highland totaling $8,600, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Cheyenne Creek Joint Venture to the Partnership, and (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Cheyenne Creek Joint Venture. Highland may still share in the cash flow distributions or the proceeds from sale of the properties if certain performance levels are met

On-site management of Casabella, Mariposa, L'Auberge Cheyenne Creek ("Cheyenne Creek") (formerly The Pines on Cheyenne Creek) and L'Auberge Canyon View East ("Canyon View East") is currently provided by an affiliate of the General Partners. The terms of such property management services between the Partnership and property managers are embodied in a written management agreement with respect to each Property. The property manager in each case receives management fees which are competitive with those obtainable in arm's-length negotiations with independent parties providing comparable services in the localities in which the properties are located. Such fees will not exceed 4% of the gross revenues from each property. It is the responsibility of the General Partners to select or approve property managers and to supervise their performance. Property managers are responsible for on-site operations and maintenance, generation and collection of rental income, and payment of operating expenses.

The difference between rental income and expenses related to operations, including items such as local taxes and assessments, utilities, insurance premiums, maintenance, repairs and improvements (and reserves therefor), bookkeeping and payroll expenses, legal and accounting fees, property management fees and other expenses incurred, constitute the properties' operating cash flow. The Partnership's internal administrative expenses are paid out of the Partnership's share of such cash flow from the various properties and from interest income which the Partnership earns on its short-term investments.

The Partnership's investments in real estate are also subject to certain additional risks including, but not limited to, (i) competition from existing and future projects held by other owners in the areas of the Partnership's properties, (ii) possible reduction in rental income due to an inability to maintain high occupancy levels, (iii) adverse changes in mortgage interest rates, (iv) possible adverse changes in general economic conditions and adverse local conditions, such as competitive over-bidding, or a decrease in employment or adverse changes in real estate zoning laws, (v) the possible future adoption of rent control legislation which would not permit the full amount of increased costs to be passed on to tenants in the form of rent increases, and (vi) other circumstances over which the Partnership may have little or no control.

The Partnership's investments are subject to competition in the rental, lease and sale of similar types of properties in the localities in which the Partnership's real property investments are located. Furthermore, the General Partners of the Partnership are affiliated with other partnerships owning similar properties in the vicinity in which the Partnership's properties are located. In addition, other limited partnerships may be formed by affiliates of the General Partners which will compete with the Partnership.

The Partnership considers itself to be engaged in only one industry segment, real estate investment.

ITEM 2.           PROPERTIES

The Partnership owns a majority joint venture interest in the Canyon View East Joint Venture, an Arizona joint venture that owns and operates Canyon View East, a 96-unit multifamily rental property in Tucson, Arizona, subject to first mortgage financing in the original principal amount of $4,000,000. The Partnership owns and operates Cheyenne Creek, a 108-unit multifamily rental property in Colorado Springs, Colorado, subject to first mortgage financing in the original principal amount of $3,252,000 and Mariposa, an 84-unit multifamily rental property in Scottsdale, Arizona, subject to first mortgage financing in the original principal amount of $2,940,000. The ownership of Cheyenne Creek and Mariposa was formerly structured as a joint venture of which the partnership owned a majority interest. With regard to the termination of the Mariposa Joint Venture and Pines on Cheyenne Creek Joint Venture, see Note 5 of Notes to Consolidated Financial Statements. The Partnership also owns a minority interest in Casabella Associates, which in turn, owns and operates Casabella, a 154-unit multifamily rental property in Scottsdale, Arizona, subject to first mortgage financing in the original amount of $7,320,000.

Canyon View East

On March 8, 1989, the Partnership acquired a majority interest in a joint venture which owns and operates a 96-unit residential property located in Tucson, Arizona, known as Canyon View East. The Partnership has been designated as the managing venturer of the joint venture. In accordance with the terms of the purchase agreement and of the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $4,334,180 to the joint venture which was used to repay a portion of the construction loan from a third party lender, to pay costs related to the permanent loan refinancing, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. The Partnership also incurred $523,022 of property acquisition and organization costs which were subsequently treated as a capital contribution to the joint venture.

The property was 96% occupied as of February 27, 1997, compared to 89% approximately one year ago. At December 1996 and 1995, the market rents for the various unit types were as follows:

        Unit Type                                           1996            1995
------------------------------------------------            ----            ----
Two bedroom two bath ...........................            $865            $865
Three bedroom two bath .........................             980             980

Cheyenne Creek

On September 26, 1988, the Partnership acquired a majority interest in the Pines on Cheyenne Creek, a 108-unit residential property in Colorado Springs, Colorado known as Cheyenne Creek. The other joint venture partners are the developer of the property and a limited partnership affiliated with the General Partners (the "Affiliated Partnership"). The Partnership and the Affiliated Partnership act as co-managing venturers of the Pines on Cheyenne Creek Joint Venture. In accordance with the terms of the purchase agreement and the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $4,720,041 to the Pines on Cheyenne Creek Joint Venture which was used to repay a portion of the construction loan from a third party lender, to pay costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. The Partnership also incurred $470,870 of property acquisition and organization costs which were subsequently treated as a capital contribution to the Cheyenne Creek Joint Venture. The Affiliated Partnership has made proportionate capital contributions for the same purposes as outlined above.

As of February 27, 1997, the property was 84% occupied, compared to 80% approximately one year ago. At December 1996 and 1995, the market rents for the various unit types were as follows:

        Unit Type                                          1996             1995
----------------------------------------------             ----             ----
One bedroom den ..............................             $810             $785
Two bedroom two bath .........................              925              885

Mariposa

On February 3, 1989, the Partnership acquired a majority interest in the Mariposa, an 84-unit multifamily rental property located in Phoenix, Arizona. The Partnership has been designated as the managing venturer of the Mariposa Joint Venture. In accordance with the terms of the purchase agreement and of the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $2,808,098 to the Mariposa Joint Venture which was used to repay a portion of the construction loan from a third party lender, to pay costs related to the refinancing of the permanent loan and to fund certain capital improvements. The Partnership also incurred $430,474 of property acquisition and organization costs which were subsequently treated as a capital contribution to the Mariposa Joint Venture.

The property was 98% occupied as of February 27, 1997, compared to 99% approximately one year ago. At December 1996 and 1995, the market rents for the various unit types were as follows:

        Unit Type                                          1996             1995
----------------------------------------------           ------           ------
One bedroom one bath .........................           $  740           $  715
Two bedroom two bath .........................              870              855
Two bedroom two bath den .....................            1,045            1,045

Casabella

On September 28, 1990, the Partnership purchased an approximate 38% interest in Casabella Associates ("Associates"), a general partnership consisting of the Partnership and two other affiliated partnerships. Under the terms of the purchase, the Partnership contributed $1,800,000 to Associates.

Associates has been designated as the managing partner of Casabella and will control all decisions regarding the operation and sale of the property. In addition to its $1,800,000 contribution to Associates, the Partnership incurred $268,861 of acquisition expenses.

As of February 27, 1997, the property was 99% occupied, compared to 98% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

        Unit Type                                          1996             1995
----------------------------------------------           ------           ------
One bedroom two bath w/den ...................           $  950           $  820
Two bedroom two bath .........................            1,160              943
Two bedroom two bath w/den ...................            1,210            1,170

ITEM 3.           LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Partnership or any joint venture in which it owns an interest is a party or of which any of the properties is the subject.

ITEM 4.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of 1996.

                                    PART II

ITEM 5.           MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                  SHAREHOLDER MATTERS

The transfer of Units is subject to certain limitations contained in the Partnership Agreement. There is no public market for the Units and it is not anticipated that any such public market will develop.

The number of holders of Units as of December 31, 1996 was 1,907.

Distributions are made to the Partners on a quarterly basis based upon Net Cash from Operations, as calculated under Section 10 of the Partnership Agreement. Total cash distributions to the Limited Partners for 1996 and 1995 were paid as follows:

                                                   Date of
Quarter Ended                                      Payment                Amount
-------------------------------------         ------------------         -------
March 31, 1995 ......................         May 15, 1995               $92,408
June 30, 1995 .......................         August 15, 1995            $92,408
September 30, 1995 ..................         November 15, 1995          $60,989
December 31, 1995 ...................         February 15, 1996          $46,204
March 31, 1996 ......................         May 15, 1996               $46,204
June 30, 1996 .......................         August 15, 1996            $46,204
September 30, 1996 ..................         $                              -0-
December 31, 1996 ...................         $                              -0-

ITEM 6.           SELECTED FINANCIAL DATA

The following selected financial data of the Partnership and consolidated subsidiaries has been derived from consolidated financial statements audited by Coopers & Lybrand, LLP, whose reports for the periods ended December 31, 1996, 1995 and 1994 are included elsewhere in the Form 10K and should be read in conjunction with the full consolidated financial statements of the Partnership including the Notes thereto.

                                                                                 Year Ended
                                                  ----------------------------------------------------------------------
                                                    12/31/96       12/31/95       12/31/94      12/31/93       12/31/92
Rental income                                     $2,497,278     $2,668,640     $2,616,008    $2,448,937     $2,272,456
Net income (loss)                                 ($568,209)     ($105,066)      ($83,198)    ($365,788)     ($576,469)

Net income (loss) allocated to Partners:
   Limited Partners - Per Unit
      Aggregate 36,963 Units                        ($15.22)        ($2.81)        ($2.23)       ($9.80)       ($15.44)
   General Partners                                 ($5,682)       ($1,051)         ($832)      ($3,658)       ($5,765)

Cash distributions to Partners:
   Limited Partners:
      Aggregate 36,963 Units                           $3.75          $9.15         $13.50         $9.00          $4.25
   General Partners                                   $2,829         $6,902        $10,184        $6,789         $3,206

Total assets                                     $20,190,066    $20,996,900    $21,434,192   $22,138,698    $22,886,318
Long term obligations                             $9,890,787     $9,991,674    $10,083,673   $10,166,105    $10,192,000

Long term obligations become due in 1997. The Partnership intends to refinance this debt prior to the due date, although there can be no assurance that the Partnership will be able to do so. See Note 7 of Notes to Consolidated Financial Statements.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including those concerning Management's expectations regarding future financial performance and future events. These forward-looking statements involve significant risk and uncertainties, including those described herein. Actual results may differ materially from those anticipated by such forward-looking statements.

Liquidity; Capital Resources

The Partnership admitted 1,918 investors who purchased a total of 36,963 Units aggregating $18,481,500. These offering proceeds, net of organizational and offering costs of $2,772,225, provided $15,709,275 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership has expended $14,689,033 to (i) acquire its interests in the Pines on Cheyenne Creek Joint Venture, the Mariposa Joint Venture, the Canyon View East Joint Venture and the Casabella Joint Ventures, (ii) to pay acquisition expenses, including acquisition fees to the General Partners, (iii) pay costs associated with the refinancing of the permanent loans for The Pines, Mariposa and Canyon View East and (iv) to cover operating deficits incurred during the initial lease up period. The remaining net proceeds of $1,020,242 were used to establish working capital reserves sufficient to meet the future needs of the Partnership, including contributions that may be required at the various joint ventures, as determined by the General Partners. As of December 31, 1996, $666,512 cumulatively was contributed to the joint ventures for this purpose.

In addition to the proceeds generated from the public offering, the Partnership has utilized external sources of financing at the joint venture level to purchase properties. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The working capital reserves of the Partnership consisted of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various joint ventures. In 1996, the aggregate net decrease in working capital reserves was $313,449. The decrease resulted primarily from cash provided by operations of $1,922, contributions from the minority interest of $6,113 and distributions of $180,311 from Casabella, offset by $236,642 of fixed asset additions, distributions to partners of $141,441, distributions to the minority interest of $30,795 and principal payments on mortgage notes payable of $100,887.

In 1995, the aggregate net decrease in working capital reserves was $409,232. The decrease resulted primarily from cash provided by operations of $399,317, contributions from the minority interest of $58,034 and distributions of $70,472 from the Partnership, offset by $488,268 of fixed asset additions, distributions to partners of $345,113, distributions to the minority interest of $15,490 and principal payments on mortgage notes payable of $91,999.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of its real estate investments. Such ability is also dependent upon the future availability of bank borrowings, and upon the future refinancing and sale of the Partnership's real estate investments and the collection of any mortgage receivable which may result from such sales. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to certain balloon payments on existing first mortgage debt on the Partnership's properties, the General Partners do not anticipate having sufficient cash flow to retire this debt. As these mortgage notes payable are due in fiscal 1997, the partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis, although there can be no assurance that the Partnership will be able to do so. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

Results of Operations

For the year ended December 31, 1996, the Partnership's operating results were comprised of its share of the income (losses) from the Pines on Cheyenne Creek Joint Venture, the Canyon View East Joint Venture and the Mariposa Joint Ventures, and the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on its short-term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                                       The                               Canyon       Partnership    Consolidated
                                                      Pines           Mariposa         View East         Level          Totals
Revenue                                              $974,124          $712,602         $812,990        $15,808      $2,515,524

Expenses:
  General and administrative                                0               383               10        353,242         353,635
  Operations                                          428,227           363,463          404,581         10,743       1,207,014
  Depreciation and amortization                       183,482           118,497          166,693            -           468,672
  Interest                                            317,456           279,524          380,305            -           977,285
  Equity in (income) loss from partnership                -                 -                -           68,837          68,837
                                              ----------------  ----------------  ---------------  -------------  --------------

                                                      929,165           761,867          951,589        432,822       3,075,443
                                              ----------------  ----------------  ---------------  -------------  --------------

Net income (loss) before minority interest             44,959          (49,265)        (138,599)      (417,014)       (559,919)

Minority Interests' share of net loss                 (8,290)              -                -              -            (8,290)
                                              ----------------  ----------------  ---------------  -------------  --------------

Net income (loss)                                     $36,669         ($49,265)       ($138,599)     ($417,014)      ($568,209)
                                              ================  ================  ===============  =============  ==============


For the year ended December 31, 1995, the Partnership's operating results were comprised of its share of the income (losses) from the Pines on Cheyenne Creek Joint Venture, the Canyon View East Joint Venture and the Mariposa Joint Ventures, and the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on its short-term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                                       The                            Canyon       Partnership   Consolidated
                                                      Pines           Mariposa       View East        Level        Totals
Revenue                                              $1,010,840       $767,057       $892,366        $36,079     $2,706,342

Expenses:
  General and Administrative                              7,254          7,200          6,954        186,662        208,070
  Operations                                            479,676        320,225        379,117        -            1,179,018
  Depreciation and amortization                         171,560        114,438        159,599        -              445,597
  Interest                                              320,438        282,262        384,030        -              986,730
  Equity in (income) loss from partnership              -              -              -             (13,892)       (13,892)
                                                  -------------- -------------- -------------- -------------- --------------

                                                        978,928        724,125        929,700        172,770      2,805,523
                                                  -------------- -------------- -------------- -------------- --------------

Net income (loss) before minority interest               31,912         42,932       (37,334)      (136,691)       (99,181)

Minority Interests' share of net loss                   (5,885)        -              -              -              (5,885)
                                                  -------------- -------------- -------------- -------------- --------------

Net income (loss)                                       $26,027        $42,932      ($37,334)     ($136,691)     ($105,066)

                                                  ============== ============== ============== ============== ==============

For the year ended December 31, 1994, the Partnership's operating results were comprised of its share of the income (losses) from the Pines on Cheyenne Creek Joint Venture, the Canyon View East Joint Venture and the Mariposa Joint Ventures, and the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on its short-term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                                         The                        Canyon      Investment     Consolidated
                                                        Pines        Mariposa      View East    Partnership        Total
Revenue                                               $940,351       $731,544      $946,057        $36,804       $2,654,756

Expenses:
  General and administrative                             7,196          7,494         7,440        149,673          171,803
  Operations                                           463,613        291,604       372,833       -               1,128,050
  Depreciation and amortization                        163,502        113,153       177,343       -                 453,998
  Interest                                             323,368        284,747       387,700       -                 995,815
  Equity in (income( loss from partnership                                                         (8,517)          (8,517)
                                                   ------------ -------------- ---------------------------------------------
                                                       957,679        696,998       945,316        141,156        2,741,149
                                                   ------------ -------------- ---------------------------------------------

Net loss                                              (17,328)         34,546           741      (104,352)         (86,393)

Minority Interests' share of net loss                    3,195        -             -             -                   3,195
                                                   ------------ -------------- ---------------------------------------------

Partnership's share of net loss                      ($14,133)        $34,546          $741     ($104,352)        ($83,198)
                                                   ============ ============== =============================================

Comparison of 1996 and 1995 Operating Results:

In accordance with its dispositions strategy, (see "Projected 1997 Operating Results" below). the Partnership incurred one time costs associated with the Evans Withycombe termination ($65,715), the Highland termination (($8,600) and their related legal costs. (Refer to Note 5 of the Consolidated Financial Statement.) In addition, the Partnership incurred one-time costs associated with its property interior and exterior refurbishment program, the change in on-site management following the Evans Withycombe termination, the outsourcing of much of the Partnership's administration work to an administrative agent and the relocation of the remaining administration, financial and investor services functions to a more cost efficient location in Colorado Springs, Colorado. Consequently, competitive pressures and disposition-related activities led to rental operating expenses (including advertising, promotion, apartment locator and concession costs) to increase by $27,996 or 2% over the prior year and total general and administrative expenses of the Partnership increased $145,565 (70%) over the prior year. As a result of the factors described above, distributions to partners decreased $199,599 from $338,211 in 1995 to $138,612 in 1996.

Comparison of 1995 and 1994 Operating Results

Total revenue income increased $51,586, or 2% from the prior year. Increases in operating revenue for Cheyenne Creek and Mariposa were partially offset by decreased operating revenue at Canyon View East, where occupancy declined as a result of increased competition from newly developed properties in its immediate market area. This lower occupancy existed through most of 1995, but improved to 89% occupancy. Rental operating expenses increased $50,968, or 5% over the prior year due primarily to increased maintenance and advertising and promotion costs. General and administrative expenses increased $36,267 or 21%, due primarily to increased salary expense allocations and legal costs and printing and mailing costs associated with Richard G. Berry's withdrawal as a general partner of the Partnership. Fixed asset purchases increased $453,809 to $488,268 from the prior year. This increase resulted from approximately $348,000 of lobby and office renovations at Cheyenne Creek, approximately $285,000 of which was borne by the Partnership and the remainder by the Affiliated Partnership, and other items such as carpet, floor tile and other replacements. As a result of the factors described above, distributions to partners decreased $164,071 from $509,184 in 1994 to $345,113 in 1994.



Projected 1997 Operating Results:

Although there can be no assurance that the Partnership will dispose of any or all of its properties during 1997, on March 25, 1997, the Partnership entered into a letter of intent to sell Mariposa in Scottsdale, Arizona, to an unaffiliated purchaser. The purchase price for Mariposa would be $5,183,000. The letter of intent is subject to the completion of customary due diligence to the satisfaction on the purchaser, the purchaser obtaining a financing commitment for the purchase of the property on commercially reasonable terms and conditions, the negotiation and execution of a definitive purchase agreement, and certain other conditions. Accordingly, there can be no assurance that the sale of the property will be consummated in accordance with the terms of the letter of intent or at all. As a result of the forgoing, operating results of the partnership may vary significantly during 1997.

ITEM 8.           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Appendix A to this Report.

ITEM 9.           DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                                    PART III

ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors or executive officers. Information as to the individual general partners of the Partnership and directors and executive officers of L'Auberge Communities, Inc. (formerly Berry and Boyle Inc.), the general partner of GP L'Auberge Communities, L.P., is set forth below.

Individual General Partners

Stephen B. Boyle, age 56, is President, Executive Officer and Director of L'Auberge Communities, Inc. and a general partner and co-founder of LP L'Auberge Communities, a California Limited Partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

In September 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

GP L'Auberge Communities, L.P.

Information as to the directors and executive officers of L'Auberge Communities, Inc., a general partner of GP L'Auberge Communities, L.P., which is a general partner of the Partnership, and its affiliates, is set forth below. There are no familial relationships between or among any officer and any other officer or director.

      Name                                       Position

Stephen B. Boyle          See above

Earl C. Robertson         Executive Vice President and Chief Financial Officer

Donna Popke               Vice President and Secretary

Earl C. Robertson, age 48, has been a senior development officer, partner and consultant in several prominent real estate development companies for over twenty years, including Potomac Investment Associates, developers of planned golf course communities nationwide. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle. He joined L'Auberge Communities, Inc. in June 1995.

Donna Popke, age 37, joined L'Auberge Communities, Inc. in July, 1995 and holds the title of Vice President and Secretary. Prior to joining L'Auberge Communities, Inc., Ms. Popke was employed by Olive & Associates in Denver, Colorado in the field of public accounting for six years and later from 1989 to 1995 with David R. Sellon & Company, a Colorado Springs land development company.

ITEM 11. EXECUTIVE COMPENSATION

None of the General Partners or any of their officers or directors received any compensation from the Partnership. See Item 13 below with respect to a description of certain transactions of the General Partners and their affiliates with the Partnership.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 21, 1997, no person of record owned or was known by the General Partners to own beneficially more than 5% of the Partnership's outstanding Units.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 1996, the Partnership paid or accrued remuneration to the General Partners or their affiliates as set forth below. In addition to the information provided herein, certain transactions are described in Note 9 in the Notes to Financial Statements appearing in Appendix A, which are included in this report and are incorporated herein by reference thereto.

Net Cash From Operations distributed during 1996
to the General Partners                                                $  2,829

Allocation of Income or Loss to the General Partners .............     ($ 5,682)

Property management fees paid to an affiliate of the General Partners  $ 81,243

Reimbursements to General Partners ...................................  $ 83,195

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)    1,2            See Page F-2

       3              See Exhibit Index contained herein

(b)                   Reports on Form 8-K

                      The Partnership has not filed, and was not required to file, any reports on Form 8-K during the last quarter of 1996.

(c)                   See Exhibit Index contained herein

(d)                   See Page F-2.

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)

      By: GP L'Auberge Communities, L.P., A California Limited Partnership,
                                 General Partner

              By: L'Auberge Communities, Inc., its General Partner



                  By: ____/s/ Earl C. Robertson________________
                 Earl C. Robertson, Executive Vice President and
                             Chief Financial Officer

                              Date: March 26, 1997



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                              Signature Title Date



      ___/s/ Stephen B. Boyle _____ Director, President and March 26, 1997
                              --------------------
                      STEPHEN B. BOYLE Principal Executive
                              Officer of L'Auberge
                                Communities, Inc.



     ___/s/ Earl C. Robertson _ Executive Vice President and March 26, 1997
                              ---------------------
                EARL C. ROBERTSON Principal Financial Officer of
                           L'Auberge Communities, Inc.

                                   APPENDIX A

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES
                                    ---------












                        CONSOLIDATED FINANCIAL STATEMENTS


             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

                      For the year ended December 31, 1996

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants ....................................   F-3


Consolidated Balance Sheets at December 31, 1996 and 1995 ............   F-4


Consolidated Statements of Operations for the years ended December 31, 1996,
 1995 and 1994 .......................................................   F-5


Consolidated Statements of Partners' Equity (Deficit) for the years ended
December 31, 1996, 1995 and 1994 .....................................   F-6


Consolidated Statements of Cash Flows for the years ended December 31, 1996,
 1995 and 1994                                                      F-7 -- F-8


Notes to Consolidated Financial Statements .....................   F-9 -- F-18


All Schedules are omitted as they are not applicable, not required, or the information is provided in the financial statements or the notes thereto.

                                         Report of Independent Accountants


To the Partners of
Development Partners II
(A Massachusetts Limited Partnership):

         We have audited the accompanying consolidated balance sheets of Development Partners II (A Massachusetts Limited Partnership) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partners of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners of the Partnership, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Partners II (A Massachusetts Limited Partnership) and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.
Denver, Colorado
February 28, 1997

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1996 and 1995
                                 ---------------


                                     ASSETS

                                                                              1996              1995
                                                                              ----              ----
Property, at cost
  Land                                                                       $5,150,693        $5,148,247
  Buildings and improvements                                                 15,989,689        15,989,689
  Equipment, furnishings and fixtures                                         2,311,300         2,077,104
                                                                         ---------------   ---------------

                                                                             23,451,682        23,215,040
  Less accumulated depreciation                                             (4,807,665)       (4,359,624)
                                                                         ---------------   ---------------

                                                                             18,644,017        18,855,416

Cash and cash equivalents                                                       318,746           432,596
Short-term investments                                                              -             199,599

Deposits and prepaid expenses                                                     2,512             2,472
Accounts receivable                                                                 350             3,300
Investment in partnership                                                     1,210,686         1,459,833
Deferred costs                                                                      -               9,300

Deferred expenses, net of accumulated
  amortization of $513,417 and $492,788                                          13,755            34,384

                                                                         ---------------   ---------------
         Total assets                                                       $20,190,066       $20,996,900
                                                                         ===============   ===============


                                     LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                                                       $9,890,787        $9,991,674
Accounts payable                                                                101,716            87,245
Accrued expenses                                                                176,354           178,844
Due to affiliates (Note 9)                                                       17,430            11,678
Rents received in advance                                                         2,607               -

 Tenant security deposits                                                        60,385            60,630
Minority Interest                                                               738,457           754,849
                                                                         ---------------   ---------------

         Total liabilities                                                   10,987,736        11,084,920

Partners' equity                                                              9,202,330         9,911,980
                                                                         ---------------   ---------------

        Total liabilities and partners' equity                              $20,190,066       $20,996,900
                                                                         ===============   ===============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              For the years ended December 31, 1996, 1995 and 1994
                                  -------------



                                                            1996              1995              1994
                                                            ----              ----              ----
Revenue:
   Rental income                                           $2,497,278        $2,668,640        $2,616,008
   Interest income                                             18,246            37,702            38,748
                                                       ---------------   ---------------   ---------------

                                                            2,515,524         2,706,342         2,654,756

Operating Expenses                                          1,207,014         1,179,018         1,128,050
Interest                                                      977,285           986,730           995,815
Depreciation and amortization                                 468,672           445,597           453,998
General and administrative                                    353,635           208,070           171,803
Equity in (income) loss from partnership                       68,837          (13,892)           (8,517)
                                                       ---------------   ---------------   ---------------
                                                            3,075,443         2,805,523         2,741,149
                                                       ---------------   ---------------   ---------------

Net loss before minority interest                           (559,919)          (99,181)          (86,393)
Minority interests' equity in
  subsidiary (income) loss                                    (8,290)           (5,885)             3,195
                                                       ---------------   ---------------   ---------------

Net loss                                                   ($568,209)        ($105,066)         ($83,198)
                                                       ===============   ===============   ===============

Net loss allocated to:
  General Partners                                           ($5,682)          ($1,051)            ($832)

  Per unit net loss allocated to Investor Limited Partner interest:
       36,963 units issued                                   ($15.22)           ($2.81)           ($2.23)




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

              For the years ended December 31, 1996, 1995 and 1994
                                  -------------

                                                                              Investor           Total
                                                            General           Limited          Partners'
                                                            Partners          Partners           Equity
                                                            --------          --------         ---------
Balance at December 31, 1993                                ($59,083)       $11,013,624       $10,954,541

Cash distributions                                           (10,184)         (499,000)         (509,184)

Net loss                                                        (832)          (82,366)          (83,198)
                                                       ---------------   ---------------   ---------------

Balance at December 31, 1994                                 (70,099)        10,432,258        10,362,159

Cash distributions                                            (6,902)         (338,211)         (345,113)

Net loss                                                      (1,051)         (104,015)         (105,066)
                                                       ---------------   ---------------   ---------------

Balance at December 31, 1995                                 (78,052)         9,990,032         9,911,980

Cash distributions                                            (2,829)         (138,612)         (141,441)

Net loss                                                      (5,682)         (562,527)         (568,209)
                                                       ---------------   ---------------   ---------------

Balance at December 31, 1996                                ($86,563)        $9,288,893        $9,202,330
                                                       ===============   ===============   ===============


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1996, 1995 and 1994

                                  -------------



                                                            1996              1995              1994
                                                            ----              ----              ----
Cash flows from operating activities:
  Interest received                                           $17,516           $50,855           $35,870
  Cash received from rental income                          2,499,640         2,658,246         2,604,419
  General and administrative expenses                       (339,475)         (206,486)         (184,636)
  Operating expense                                       (1,198,060)       (1,116,194)       (1,113,523)
  Interest paid                                             (977,699)         (987,104)         (996,155)
                                                       ---------------   ---------------   ---------------

Net cash provided by operating activities                       1,922           399,317           345,975

Cash flows from investing activities:
  Purchase of fixed assets                                  (236,642)         (488,268)          (34,459)
  Proceeds from maturities of short-term investments          200,329           635,346           187,341
  Distributions received from partnership                     180,311            70,472           141,710
  Deferred costs                                                9,300            15,553          (24,853)
                                                       ---------------   ---------------   ---------------

Net cash provided by investing activities                     153,298           233,103           269,739

Cash flows from financing activities:
  Distributions to partners                                 (141,441)         (345,113)         (509,184)
  Principal payments on mortgage notes payable              (100,887)          (91,999)          (82,432)
  Distributions paid to the minority interest                (30,795)          (15,490)          (23,050)
  Contributions from the minority interest                      6,113            58,034             7,262
  Cash paid for deposits                                      (2,060)             1,415              (64)
                                                       ---------------   ---------------   ---------------

Net cash used by financing activities                       (269,070)         (393,153)         (607,468)
                                                       ---------------   ---------------   ---------------

Net increase (decrease) in cash and cash equivalents        (113,850)           239,267             8,246

Cash and cash equivalents at beginning of year                432,596           193,329           185,083
                                                       ---------------   ---------------   ---------------

Cash and cash equivalents at end of year                     $318,746          $432,596          $193,329
                                                       ===============   ===============   ===============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1996, 1995 and 1994

                                  -------------


Reconciliation of net loss to net cash provided by operating activities:


                                                              1996                1995          1994
                                                              ----                ----          ----
Net loss                                                   ($568,209)        ($105,066)         ($83,198)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Depreciation and amortization                                 468,672           445,597           453,998
Equity in (income) loss from partnership                       68,837          (13,892)           (8,517)
Minority interests' equity in subsidiary income (loss)          8,290             5,885           (3,195)
Change in assets  and  liabilities  net of effects of
  investing  and  financing activities:
    Decrease (increase) in accounts and interest                2,217            10,336           (2,878)
receivable
    Decrease in prepaid expenses                                2,020                                 470
    Increase in accounts payable and accrued expenses          11,981            66,781            15,557
    (Decrease) increase in due to affiliates                    5,752                70          (14,673)
    (Decrease) increase in rents received in advance            2,607           (4,988)             (480)
    Decrease in tenant security deposits                        (245)           (5,406)          (11,109)
                                                       ---------------   ---------------   ---------------

Net cash provided by operating activities                      $1,922          $399,317          $345,975
                                                       ===============   ===============   ===============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership:

Development Partners II (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners II, was formed on January 9, 1987. GP L'Auberge Communities, L.P., a California Limited Partnership, (formerly Berry and Boyle Management) and Stephen B. Boyle are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

On February 13, 1987 the Securities and Exchange Commission declared the Partnership's public offering of up to 60,000 units of Limited Partnership Interests at $500 per unit (the "Units") effective and the marketing and sale of the Units commenced shortly thereafter. The initial closing of the offering took place on June 30, 1987 at which time the holders of 5,231 Units were admitted to the Partnership. The Partnership continued to admit subscribers monthly thereafter until August 10, 1988 when it terminated the offering having admitted 1,918 investors acquiring 36,963 Units totaling $18,481,500. There were 1,907 investors at December 31, 1996.

The Partnership will continue until December 31, 2010, unless earlier terminated by the sale of all, or substantially all, of the assets of the Partnership, or as otherwise provided in the Partnership Agreement.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiaries: The Pines on Cheyenne Creek Joint Venture, Mariposa Joint Venture and Canyon View East Joint Venture. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership accounts for its investment in Casabella Associates utilizing the equity method of accounting. The Partnership's investment account is adjusted to reflect its pro rata share of profits, losses and distributions from Casabella Associates. Refer to Notes 5 and 6 regarding the termination of the joint ventures.

         The Partnership follows the accrual basis of accounting.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.




         C.  Short-term investments

         At December 31, 1995, short term investments consist solely of various forms of U. S. Government backed securities, with an aggregate par value of $200,000, which mature in February, 1996. As of December 31, 1996 there were no short term investments. Investments are recorded at amortized costs which approximates market value.

         D. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         E.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                     Buildings and improvements                  39-40 years
                      Equipment, furnishings and fixtures           5-15 years

         F.  Deferred Expenses

         Costs of obtaining the mortgages on the properties are being  amortized
         over  the  mortgage  term  using  the   straight-line   method,   which
         approximates the effective interest method.

         G.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         H. Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         I. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment. On a quarterly basis, the partnership evaluates the recoverability of the rental property using undiscounted cash flow from operations.

         J.    Reclassification

         Certain items in the financial statements for the years ended December 31, 1995 and 1994 have been reclassified to conform to the 1996 presentation.

3.  Property, at Cost:

Property, at cost, consisted of the following at December 31, 1996:

                                                                                          Costs
                                                        Initial                         Capitalized
                                                         Cost                           Subsequent
                                                          to                                to
                                                      Partnership                      Acquisition
                              ----------------------------------------   ------------------------------------
                                             Buildings     Equipment,               Buildings     Equipment,
  Property                                      and        Furnishings                 and        Furnishings
Description                     Land        Improvements   & Fixtures     Land     Improvements   & Fixtures
-------------------------     ---------     -----------    -----------   -------   ------------   -----------
L'Auberge Cheyenne Creek,
  a 108-unit residential
  rental complex located
  Colo Springs, Colo          $1,865,535    $ 6,105,495    $  657,308    $    0     $ 47,529      $503,620

Mariposa, an 84-unit
  residential rental
  complex located in
  Scottsdale, Arizona          1,428,347      3,979,992       375,165         0       11,153       152,340

Canyon View East, a 96-unit
  residential rental
  complex located in
  Tucson, Arizona             1,844,761       5,801,389       500,895     12,050      44,131       121,972
                              ----------    -----------    ----------    -------    --------      --------

                              $5,138,643    $15,886,876    $1,533,368    $12,050    $102,813      $777,932
                              ==========    ===========    ==========    =======    ========      ========



                                                Amount at Which carried
                                                   at Close of Period
                              ------------------------------------------------------
                                              Buildings     Equipment,
  Property                                      and        Furnishings
Description                      Land       Improvements   & Fixtures       Total
-------------------------     ----------    ------------   ----------    -----------
L'Auberge Cheyenne Creek,
  a 108-unit residential
  rental complex located
  in Colo Springs, Colo       $1,865,535     $6,153,024    $1,160,928     $9,179,487

Mariposa, an 84-unit
  residential rental
  complex located in
  Scottsdale, Arizona          1,428,347      3,991,145       527,505      5,946,997

Canyon View East, a 96-unit
  residential rental
  complex located in
  Tucson, Arizona              1,856,811      5,845,520       622,867      8,325,198
                              ----------      ---------    ----------    -----------

                              $5,150,693    $15,989,689    $2,311,300    $23,451,682
                              ==========    ===========    ==========    ===========


Depreciation expense for the years ended December 31, 1996 1995 and 1994 and accumulated depreciation at December 31, 1996 and 1995 consisted of the following:

                                                                                             Accumulated
                                                                                             Depreciation
                                                    Depreciation Expense                     December 31,
                                             1996         1995                                1996     1995
                                                                   1994
Buildings and improvements                $397,172     $399,602   $399,602              $3,180,253  $2,783,081
Equipment, furnishings and fixtures         50,869       33,764     33,764               1,627,412   1,576,543
                                       ------------------------------------------------------------------------

                                          $448,041     $433,366   $433,366              $4,807,665  $4,359,624
                                       ========================================================================

Each of the properties is encumbered by a nonrecourse mortgage note payable (see
Note 7).

4.  Cash and Cash Equivalents:

Cash and cash equivalents at December 31, 1996 and 1995 consisted of the following:

                                                1996       1995
                                            --------   --------
                  Cash on hand ..........   $107,660   $ 56,838
                  Certificate of deposits    211,086    100,000
                  Money market accounts .   _______    275,758
                                            --------   --------
                                            $318,746   $432,596
                                            --------   --------

5.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located. The Mariposa joint venture was effectively terminated on December 31, 1996. The Partnership has eliminated the minority interest related to this joint venture, as such, the Partnership owns 100% of the underlying assets as of December 31, 1996.

Cheyenne Creek

On September 26, 1988, the Partnership and a limited partnership affiliated with the General Partners (the "Affiliated Partnership") acquired L'Auberge Cheyenne Creek ("Cheyenne Creek"), formerly The Pines on Cheyenne Creek, a 108-unit residential property located in Colorado Springs, Colorado and simultaneously contributed the property to the Pines on Cheyenne Creek Joint Venture comprised of the Partnership, the Affiliated Partnership and the property developer. The Partnership owns a majority interest in the Pines on Cheyenne Creek Joint Venture and, therefore, the accounts and operations of the Pines on Cheyenne Creek Joint Venture have been consolidated into the Partnership. The Affiliated Partnership owns an 18% interest in the Pines on Cheyenne Creek. The Partnership and the Affiliated Partnership have been designated the co-managing joint venture partners of the Pines on Cheyenne Creek Joint Venture and will have control over all decisions affecting the joint venture and the property.

The co-venture partner was Highland Properties, Inc. ("Highland"), a Colorado
 based residential development, construction and management firm. Highland developed the property known as L'Auberge Cheyenne Creek.

In accordance with the terms of the purchase agreement joint venture agreement, through December 31, 1996, the Partnership has contributed $4,720,041 to the Pines on Cheyenne Creek Joint Venture joint venture which was used to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. In addition, the Partnership funded $470,870 of property acquisition costs which were subsequently treated as a capital contribution to the Pines on Cheyenne Creek Joint Venture.

For the years ended December 31, 1996, 1995 and 1994, The Pines on Cheyenne Creek Joint Venture had net income of $44,959, $31,912 and a net loss of $17,328, respectively.




JANUARY 1, 1996 THROUGH JULY 2, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership and the Affiliated Partnership, proportionately, an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of their respective capital investment (as defined in the joint venture agreement);

         Second, the balance 65.25% to the Partnership, 14.75% to the Affiliated Partnership, and 20% to the property developer.

All losses from operations and depreciation for the Pines on Cheyenne Creek Joint Venture were allocated 81.56% to the Partnership and 18.44% to the Affiliated Partnership, in proportion to their respective joint venture interest.

All profits from operations to the extent of cash distributions shall first be allocated to the Partnership, the Affiliated Partnership, and the property developer in the same proportion as the cash distributions. Any remaining profits were allocated 65.25% to the Partnership, 14.75% to the Affiliated Partnership, and 20% to the property developer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996 THROUGH DECEMBER 31, 1996

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland") which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership, to Highland totaling $8,600, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Cheyenne Creek Joint Venture to the Partnership, (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Cheyenne Creek Joint Venture. Highland may still share in the cash flow distributions or proceeds from sale if certain performance levels are met.

Mariposa

On February 3, 1989, the Partnership acquired a joint venture interest in the Mariposa Joint Venture which owns and operates an 84-unit residential property located in Scottsdale, Arizona known as Mariposa. Since the Partnership owns a majority interest in the Mariposa Joint Venture, the accounts and operations of the Mariposa Joint Venture have been consolidated into those of the Partnership. The Partnership has been designated the managing joint venture partner of the Mariposa Joint Venture and will have control over all decisions affecting the Mariposa Joint Venture and the property. The Mariposa joint venture was effectively terminated on December 31, 1996. The Partnership has eliminated the minority interest related to this joint venture, as such, the Partnership owns 100% of the underlying assets as of December 31, 1996.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI developed the property known as Mariposa.

In accordance with the terms of the purchase agreement and the joint venture agreement, through December 31, 1996, the Partnership has contributed $3,238,572 to the Mariposa Joint Venture, which was used to: (1) repay a portion of the construction loan from a third party lender, (2) cover operating deficits incurred during the lease up period, (3) pay for certain capital improvements,
(4) fund $430,474 of property acquisition costs and (5) pay certain costs associated with the refinancing of the permanent loan.

For the years ended December 31, 1996, 1995 and 1994, the Mariposa had net loss of $49,265, and net income of $42,932 and $34,546, respectively.

JANUARY 1, 1996 THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed, as available, to each joint venture partner, not less often than quarterly, as follows:

         First, to the Partnership an amount equal to 10.6% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment (as defined in the joint venture agreement);

         Second, the balance 70% to the Partnership and 30% to the other joint venture partner.

All losses from operations and depreciation for the Mariposa Joint Venture were allocated 99.5% to the Partnership and 0.5% to the other joint venture partner.

All profits from operations shall be allocated to each joint venture partner pro rata in accordance with the distribution of net cash from operations for such fiscal year.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

MAY 14, 1996 THROUGH DECEMBER 31, 1996

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $38,732 and for certain mutual releases, EWI (i) relinquished its contract to manage certain Partnership properties and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Mariposa Joint Venture to the Partnership (while preserving the economic interests of the venturer in the Joint Venture), which resulting in the dissolution of the Mariposa Joint Venture. EWI may still share in the cash flow distributions or proceeds from sale if certain performance levels are met.

Canyon View East

On March 8, 1989, the Partnership acquired an interest in the Canyon View East Joint Venture which owns and operates a 96-unit residential property located in Tucson, Arizona known as Canyon View East. Since the Partnership owns a majority interest in the Canyon View East Joint Venture, the accounts and operations of the joint venture have been consolidated into those of the Partnership. The Partnership has been designated the managing joint venture partner of the Canyon View East Joint Venture and will have control over all decisions affecting the Canyon View East Joint Venture and the property. In accordance with the terms of the purchase agreement and the joint venture agreement, the Partnership has contributed $4,857,202 to the Canyon View East Joint Venture through December 31, 1996, which was used to: (1) repay a portion of the construction loan from a third party lender, (2) cover operating deficits incurred during the lease up period, (3) fund $523,022 of property acquisition costs and (5) pay certain costs associated with the permanent loan refinancing.

For the years ended December 31, 1996, 1995 and 1994, the Canyon View East Joint Venture had a net loss of $138,599, $37,334, and a net income of $741, respectively.

Net cash from operations (as defined in the joint venture agreement) is to be distributed, as available, to each joint venture partner, not less often than quarterly, as follows:

         First, to the Partnership an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment (as defined in the joint venture agreement);

         Second, the balance 75% to the Partnership and 25% to the other joint venture partners.

All losses from operations and depreciation for the Canyon View East Joint Venture are allocated 100% to the Partnership.

All profits from operations shall be allocated to each joint venture partner in accordance with, and to the extent of, the distribution of net cash from operations. Any excess profits shall be allocated 100% to the Partnership. In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

6.  Investment in Partnership:

On September 28, 1990, the Partnership contributed $1,800,000 to purchase an approximate 38% interest in Casabella Associates, a general partnership among the Partnership, Berry and Boyle Development Partners (A Massachusetts Limited Partnership) ("DPI") and Berry and Boyle Development Partners III (A
Massachusetts Limited Partnership) ("DPIII"). In addition to its contribution referred to above, the Partnership incurred $268,861 of acquisition costs, including $186,300 in acquisition fees paid to the General Partners. The difference between the partnership's carrying value of the investment in Casabella Associates and the amount of underlying equity in net assets is $186,300, representing a portion of the acquisition costs stated above that were not recorded on the books of Casabella Associates.

On September 28, 1990, Casabella Associates purchased a majority interest in the Casabella I Joint Venture, an Arizona joint venture that owned and operated Casabella Phase I, a 61-unit residential property located in Scottsdale, Arizona. On April 23, 1991, Casabella Associates, acquired a majority interest in the Casabella Joint Venture which owns Casabella Phase II, a 93-unit residential community, located adjacent to Casabella Phase I. On that date, Casabella Associates and EW Casabella I Limited Partnership contributed their interests in the Casabella I Joint Venture to the Casabella Joint Venture. In addition, the permanent lender funded a $7,300,000 permanent loan, the proceeds of which were used to refinance the $2,700,000 loan pertaining to Phase I and, together with cash contributions of Casabella Associates, repay the construction loan for Phase II. As a result of such transactions, by operation of law, Casabella Joint Venture, which is comprised of Casabella Associates and EW Casabella I Limited Partnership, now owns both Phases I and II of Casabella. Casabella is now managed and operated as one single 154-unit residential community. On June 30, 1992, Casabella Joint Venture refinanced its original $7,320,000 permanent loan using the proceeds of a new first mortgage loan in the amount of $7,300,000. Under the terms of the new note, monthly principal and interest payments of $61,887, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997. As this mortgage note payable is due in fiscal 1997, the Partnership of Casabella will seek to renegotiate this mortgage note with its existing lender or seek new sources of financing for this property on a long term basis. The General Partners of Casabella believe that existing cash flows from the property will be sufficient to support a level of borrowing that is at least equal to the amount outstanding as of December 31, 1996. If the general economic climate for real estate in this location were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete this refinancing.

The co-venturer partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Casabella property.

During 1996, 1995 and 1994, the Partnership received $180,311, $70,472, and $141,710, respectively, of cash distributions from Casabella Associates.

The consolidated balance sheets of Casabella Associates and Casabella at December 31, 1996 and 1995 are summarized as follows:

         Assets:                                                 1996               1995
                                                                 ----               ----
           Property, plant and equipment                    $11,453,820        $11,297,805
           Accumulated depreciation                          (1,996,504)        (1,752,197)
                                                             -----------        -----------

             Property, plant and equipment, net               9,457,316          9,545,608

           Other assets                                         294,840            889,237
                                                            -----------        -----------

             Total assets                                    $9,752,156        $10,434,845
                                                              =========         ==========

         Liabilities and partners' equity:
           Mortgage note payable                             $6,885,673         $6,994,549
           Other liabilities                                    202,487            125,170
                                                             ----------         ----------
             Total liabilities                                7,088,160          7,119,719

           Partners' equity                                   2,663,996          3,315,126
                                                              ---------          ---------

             Total liabilities and partners' equity          $9,752,156        $10,434,845
                                                              =========         ==========


The elements of the consolidated net income (loss) from Casabella Associates and Casabella Joint Venture for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:

         Income:                                            1996              1995             1994
                                                            ----              ----             ----
           Rental income                                $1,341,037        $1,520,905       $1,486,525
           Other income                                     50,811           103,410           88,580
                                                      ------------       -----------     ------------
                                                         1,391,848         1,624,315        1,575,105
         Expenses and other deductions:
           General and administrative                        6,223            10,200           10,052
           Operations                                      665,878           561,516          521,969
           Depreciation and amortization                   266,730           375,234          371,172
           Interest                                        633,360           642,857          651,528
                                                      ------------        ----------      -----------
                                                         1,572,191         1,589,807        1,554,721
                                                       -----------         ---------        ---------
         Net income (loss)                          ($     180,343)     $     34,508      $    20,384
                                                      =============      ===========       ==========

7.  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the mortgage notes payable outstanding at December 31, 1996 and 1994 which consisted of the following:

                         1996         1995
                   ----------   ----------
Cheyenne Creek .   $3,158,647   $3,189,972
Mariposa .......    2,851,944    2,881,413
Canyon View East    3,880,196    3,920,289
                   ----------   ----------

                   $9,890,787   $9,991,674
                   ==========   ==========

On September 14, 1990, the Pines on Cheyenne Creek Joint Venture refinanced its $3,200,000 permanent loan together with deferred interest utilizing the proceeds of a new first mortgage loan in the amount of $3,252,000. Under the terms of the new $3,252,000 note, interest only at the rate of 9% ($24,390) is payable monthly during the first three years of the loan term. Commencing September 15, 1993 monthly payments of $29,076 including principal and interest, at the rate 10%, were payable. The balance of the note is payable on September 15, 1997.

On September 13 and 14, 1990, the Canyon View East and Mariposa Joint Ventures refinanced their respective $4,000,000 and $2,940,000 original permanent loans. Under the terms of the new $4,000,000 and $2,940,000 notes, interest only at the rate of 9% ($30,000 and $22,050) is payable monthly during the first three years of the loan term. Commencing September 15, 1993, monthly payments of principal and interest, at the rate 9.75%, or $35,047 and $25,759, respectively were payable. The balances of the notes are payable on September 15, 1997.

As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

Interest included in Accrued expenses on the Balance Sheets of the Consolidated Financial Statements at December 31, 1996 and 1995 consisted of the following:

                      1996      1995
                   -------   -------
Cheyenne Creek .   $13,161   $13,292
Mariposa .......    11,586    11,706
Canyon View East    15,763    15,926
                   -------   -------

                   $40,510   $40,924
                   =======   =======

The aggregate principal amounts of long term borrowings due during the calendar year 1997 is $9,890,787.

The  principal   balance  of  the  mortgage  notes  payable   appearing  on  the
consolidated balance sheets at December 31, 1996 and 1995 approximates the fair value of such notes.

8.  Partners' Equity:

Under the terms of the Partnership Agreement profits are allocated 98% to the Limited Partners and 2% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 98% to the Limited Partners and 2% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.

9.  Related Party Transactions:

Due to  affiliates  at  December  31,  1996 and 1995  consisted  of $17,430  and
$11,678,   respectively,   relating  to  reimbursable  costs  due  to  L'Auberge
Communities, Inc., formerly Berry and Boyle Inc.

In 1996, 1995 and 1994, general and administrative expenses included $83,195, $87,138, and $70,793, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of Mariposa, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities (formerly Berry and Boyle).

During the years ended December 31, 1996, 1995 and 1994, property management fees of $14,590, $38,308, and $36,576, respectively were paid or accrued to Evans Withycombe, Inc. These fees were 5% of rental revenue.

Residential Services - L'Auberge, formerly Berry and Boyle Residential Services, the property manager of Cheyenne Creek, Canyon View East and Mariposa, is an affiliate of the General Partners of the Partnership. During the years ended December 31, 1996, 1995 and 1994, property management fees of $81,243, $94,973, and $94,060, respectively, had been paid to Residential Services - L'Auberge. These fees were 4% of rental revenue in 1996, and 5% of rental revenue in 1995 and 1994.

                                                   EXHIBIT INDEX

Exhibit
Number

(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included in Partnership's Registration Statement
              No. 33-10345, declared effective on February 13, 1987,
             (the"Registration Statement") and incorporated herein by reference)

(4)(a)(2) Seventeenth Amendment to Amended and Restated Certificate of Limited Partnership dated May 31, 1990 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Subscription Agreement (included as an exhibit in the Registration Statement and incorporated herein by reference).

(10)(a) Agreement of Joint Venture of Casabella Associates dated September 27, 1990 (filed as Exhibit (10)(f) to the Form 10-K of Berry and Boyle Development Partners for the year ended December 31, 1990, and incorporated herein by reference).

(10)(b)       Property Management Agreement between Canyon View East Joint
              Venture and   L'Auberge Communities Inc. dated May 15, 1996.

(10)(c) Property Management Agreement between Pines on Cheyenne Creek Joint Venture and Berry and Boyle Residential Services dated August 1, 1990 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

(10)(d) Documents pertaining to the $3,252,000 permanent loan for The Pines on Cheyenne Creek Joint Venture (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

(10)(e) Documents pertaining to the $4,000,000 permanent loan for the Canyon View East Joint Venture (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

(10)(f) Documents pertaining to the $2,940,000 permanent loan for the Mariposa Joint Venture (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

(10)(g) Documents pertaining to the $7,300,000 permanent loan for the Casabella Joint Venture filed as an exhibit to the Annual Report on Form 10K for the year ended December 31, 1992 for Berry and Boyle Development Partners III and incorporated herein by reference.

(10)(h) Property Management Agreement regarding Casabella between Casabella Associates and L'Auberge Communities Inc. dated November 1, 1996.

(10)(i) First Amendment to Joint Venture Agreement of L'Auberge Cheyenne Creek Joint Venture and Related Assignment of Joint Venture Interest.

(10)(j)       Agreement regarding Mariposa Joint Venture.

(10)(k)       Agreement regarding Casabella Joint Venture.

(27)          Financial Data Schedule

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

          [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 1997

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      For the transition period from __________________ to ________________

                           Commission File No. 0-16456

                             Development Partners II
                      (A Massachusetts Limited Partnership)

             (Exact name of registrant as specified in its charter)

                            Massachusetts 04-2946004
-------------------------------------------------------------------------------
                     (State or other jurisdiction of (I.R.S.
                     Employer incorporation or organization)
                               Identification No.)

                  5110 Langdale Way, Colorado Springs, CO 80906
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (719) 576-5122
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

                          PART I. FINANCIAL INFORMATION

                          Item 1. FINANCIAL STATEMENTS

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                      ASSETS                                                    September 30,
                                                                            1997          December 31,
                                                                        (Unaudited)           1996
Property, at cost
  Land                                                                      $3,722,346        $5,150,693
  Buildings and improvements                                                11,998,544        15,989,689
  Equipment, furnishings and fixtures                                        1,842,809         2,311,300
                                                                      -----------------  ----------------

                                                                            17,563,699        23,451,682
  Less accumulated depreciation                                            (3,887,976)       (4,807,665)
                                                                      -----------------  ----------------

                                                                            13,675,723        18,644,017

Cash and cash equivalents                                                    2,258,571           318,746
Deposits and prepaid expenses                                                   15,385             2,512
Accounts receivable                                                             21,808               350
Investment in partnership                                                    1,171,974         1,210,686
Deferred expenses, net of accumulated
  amortization of $527,172 and $513,417                                            -              13,755
                                                                      -----------------------------------

         Total assets                                                      $17,143,461       $20,190,066
                                                                      =================  ================

         LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                                                      $6,980,483        $9,890,787
Accounts payable                                                               175,279           101,716
Accrued expenses                                                               144,287           176,354
Due to affiliates (Note 8)                                                       3,171            17,430
Rents received in advance                                                         -                2,607
Tenant security deposits                                                        58,125            60,385
Minority Interest                                                              723,865           738,457
                                                                      -----------------  ----------------

         Total liabilities                                                   8,085,210        10,987,736

General Partner's equity                                                      (88,004)          (86,563)
Limited Partner's equity                                                     9,146,255         9,288,893
                                                                      -----------------  ----------------

        Total liabilities and partners' equity                             $17,143,461       $20,190,066
                                                                      =================  ================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                             Three Months Ended                   Nine Months Ended
                                                               September 30,                        September 30,
                                                           1997                1996              1997               1996
Revenue:
   Rental income                                           616,708            $600,522        $1,889,257         $1,873,988
   Interest income                                           2,869               3,260             8,835             13,888
                                                   ----------------   -----------------  ----------------  -----------------

                                                           619,577             603,782         1,898,092          1,887,876

Operating Expenses                                         357,919             285,304           947,593            858,994
Interest                                                   257,502             244,123           742,526            734,207
Depreciation and amortization                              133,162             113,894           367,500            337,164
General and administrative                                  54,142              71,485           155,994            276,968
Equity in (income) loss from partnership                    25,495              33,768            38,711             10,870
                                                   ----------------   -----------------  ----------------  -----------------
                                                           828,220             748,574         2,252,324          2,218,203
                                                   ----------------   -----------------  ----------------  -----------------

Net loss before minority interest                        (208,643)           (144,792)         (354,232)          (330,327)
Minority interests' equity in
  subsidiary (income) loss                                   3,856             (1,158)             9,060            (4,965)
                                                   ----------------   -----------------  ----------------  -----------------

Net loss from operations                                ($204,787)          ($145,950)        ($345,172)         ($335,292)
                                                   ----------------   -----------------  ----------------  -----------------

Gain from sale of property                                                                       201,093
                                                   ----------------   -----------------  ----------------  -----------------

Net loss                                                ($204,787)          ($145,950)        ($144,079)         ($335,292)
                                                   ================   =================  ================  =================

Net loss allocated to:
  General Partners                                        ($2,048)            ($1,460)          ($1,441)           ($3,353)

  Per unit net loss allocated to Investor Limited Partner interest:
       36,963 units issued                                 ($5.48)             ($3.91)           ($3.86)            ($8.98)



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                ---------------

                                                                          Investor            Total
                                                       General            Limited           Partners'
                                                      Partners            Partners           Equity

Balance at December 31, 1995                              (78,052)           9,990,032         9,911,980

Cash distributions                                         (2,829)           (138,612)         (141,441)

Net loss                                                   (5,682)           (562,527)         (568,209)
                                                   ----------------   -----------------  ----------------

Balance at December 31, 1996                              (86,563)           9,288,893         9,202,330

Cash distributions                                            -                    -                 -

Net loss                                                   (1,441)           (142,638)         (144,079)
                                                   ----------------   -----------------  ----------------

Balance at September 30, 1997                            ($88,004)          $9,146,255        $9,058,251
                                                   ================   =================  ================








                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 Nine Months Ended
                                                                                   September 30,

                                                                               1997              1996
Cash flows from operating activities:
  Interest received                                                             $8,835           $10,900
  Cash received from rental income                                           1,884,390         1,875,613
  General and administrative expenses                                        (184,920)         (293,762)
  Operating expense                                                          (902,506)         (856,486)
  Interest paid                                                              (754,112)         (734,207)

                                                                      -----------------  ----------------

Net cash provided by operating activities                                       51,687             2,058

Cash flows from investing activities:
  Proceeds from sale of property                                             5,023,278              -
  Purchase of fixed assets                                                   (207,635)         (146,377)
  Proceeds from maturities of short-term investments                              -              (5,450)
  Distributions received from partnership                                         -              120,946
  Deposits with escrow agents                                                 (11,385)              -
  Deferred costs                                                                  -              (1,189)
                                                                      -----------------  ----------------

Net cash provided by investing activities                                    4,804,258          (32,070)

Cash flows from financing activities:
  Distributions to partners                                                                    (138,612)
  Principal payments on mortgage notes payable                             (2,910,303)          (74,732)
  Distributions paid to the minority interest                                  (5,532)          (12,908)
  Contributions from the minority interest                                        -                6,113
  Cash paid for deposits                                                         (285)           (2,060)
                                                                      -----------------  ----------------

Net cash used by financing activities                                      (2,916,120)         (222,199)
                                                                      -----------------  ----------------

Net increase (decrease) in cash and cash equivalents                         1,939,825         (252,211)

Cash and cash equivalents at beginning of year                                 318,746           432,596
                                                                      -----------------  ----------------

Cash and cash equivalents at end of year                                    $2,258,571          $180,385
                                                                      =================  ================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      ---------------

Reconciliation of net loss to net cash provided by operating activities:

                                                                                 Nine Months Ended
                                                                                    September 30,
                                                                               1997               1996

Net loss                                                                    ($144,079)        ($335,292)

Gain from sale of property                                                   (201,093)          -
                                                                      -----------------  ----------------

Net loss from operations                                                     (345,172)         (335,292)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Depreciation and amortization                                                  367,500           337,164
Equity in (income) loss from partnership                                        38,711            10,870
Minority interests' equity in subsidiary income (loss)                         (9,060)             4,965
Change in assets  and  liabilities  net of effects of  investing  and  financing activities:
    Increase in accounts and interest receivable                              (21,458)              (38)
    Increase in prepaid expenses                                               (1,203)          (17,322)
    Increase in accounts payable and accrued expenses                           41,495             7,775
    Decrease in due to affiliates                                             (14,259)           (7,689)
    Decrease in rents received in advance                                      (2,607)
    (Decrease) increase in tenant security deposits                            (2,260)             1,625
                                                                      -----------------  ----------------

                                                                            ($293,485)        ($333,234)
                                                                      =================  ================




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership:

Development Partners II (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners II, was formed on January 9, 1987. GP L'Auberge Communities, L.P., a California Limited Partnership, (formerly Berry and Boyle Management) and Stephen B. Boyle are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

On February 13, 1987, the Securities and Exchange Commission declared the Partnership's public offering of up to 60,000 units of Limited Partnership Interests at $500 per unit (the "Units") effective and the marketing and sale of the Units commenced shortly thereafter. The initial closing of the offering took place on June 30, 1987, at which time the holders of 5,231 Units were admitted to the Partnership. The Partnership continued to admit subscribers monthly thereafter until August 10, 1988, when it terminated the offering having admitted 1,918 investors acquiring 36,963 Units totaling $18,481,500. There were 1,866 investors at September 30, 1997.

The accompanying consolidated financial statements present the activity of the Partnership for the nine months ended September 30, 1997 and 1996.

The Partnership will continue until December 31, 2010, unless earlier terminated by the sale of all, or substantially all, of the assets of the Partnership, by the dissolution and liquidation of the Joint Ventures or as otherwise provided in the Partnership Agreement.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiaries: The Pines on Cheyenne Creek Joint Venture, Mariposa Joint Venture and Canyon View East Joint Venture. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership accounts for its investment in Casabella Associates utilizing the equity method of accounting. The Partnership's investment account is adjusted to reflect its pro rata share of profits, losses and distributions from Casabella Associates.

         The Partnership follows the accrual basis of accounting.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C.  Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         D.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                           Buildings and improvements               39-40 years
                           Equipment, furnishings and fixtures       5-15 years

         E.  Deferred Expenses

         Costs of obtaining the mortgages on the properties are being amortized over the term of the related mortgage notes payable using the straight-line method. Buy down fees relating to permanent loan refinancings (see Note 6) are being amortized over a three year period.

         F.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         G. Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         H. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment and deferred expenses. The Partnership evaluates rental properties for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (undiscounted) from rental properties is less than its carrying value. Upon determination that a permanent impairment has occurred, rental properties are reduced to fair value. For the year ended December 31, 1996, and the quarter ended September 30, 1997, permanent impairment conditions did not exist at any of the Partnership's properties.

3.  Cash and Cash Equivalents:

Cash and cash equivalents at September 30, 1997, and December 31, 1996, consisted of the following:

                                                         1997               1996
Cash on hand .............................         $2,258,571         $  107,660
Certificate of deposit ...................            211,086
                                                   ----------         ----------

                                                   $2,258,571         $  318,746

4.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located. The Mariposa joint venture was effectively terminated on December 31, 1996. The Partnership has eliminated the minority interest related to this joint venture, as such, the Partnership owns 100% of the underlying assets as of December 31, 1996.

Cheyenne Creek

On September 26, 1988, the Partnership and a limited partnership affiliated with the General Partners (the "Affiliated Partnership") acquired L'Auberge Cheyenne Creek ("Cheyenne Creek"), formerly The Pines on Cheyenne Creek, a 108-unit residential property located in Colorado Springs, Colorado, and simultaneously contributed the property to the Pines on Cheyenne Creek Joint Venture comprised of the Partnership, the Affiliated Partnership and the property developer. The Partnership controls and owns a majority interest in the Pines on Cheyenne Creek Joint Venture and, therefore, the accounts and operations of the Pines on Cheyenne Creek Joint Venture have been consolidated into the Partnership. The Affiliated Partnership owns an 18% interest in the Pines on Cheyenne Creek. The Partnership and the Affiliated Partnership have been designated the co-managing joint venture partners of the Pines on Cheyenne Creek Joint Venture and will have control over all decisions affecting the joint venture and the property.

The co-venture partner was Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm. Highland developed the property known as L'Auberge Cheyenne Creek.

In accordance with the terms of the purchase agreement, through September 30, 1997, the Partnership has contributed $4,720,041 to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. In addition, the Partnership funded $470,870 of property acquisition costs.

JANUARY 1, 1996, THROUGH JULY 2, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership and the Affiliated Partnership, proportionately, an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of their respective capital investment (as defined in the joint venture agreement);

         Second, the balance 65.25% to the Partnership, 14.75% to the Affiliated Partnership, and 20% to the property developer.

All losses from operations and depreciation for the Pines on Cheyenne Creek Joint Venture were allocated 81.56% to the Partnership and 18.44% to the Affiliated Partnership, in proportion to their respective joint venture interest.

All profits from operations to the extent of cash distributions shall first be allocated to the Partnership, the Affiliated Partnership, and the property developer in the same proportion as the cash distributions. Any remaining profits were allocated 65.25% to the Partnership, 14.75% to the Affiliated Partnership, and 20% to the property developer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996, THROUGH SEPTEMBER 30, 1997

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland"), which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership to Highland totaling $8,600 and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Cheyenne Creek Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures). Highland may still share in the cash flow distributions or proceeds from sale if certain performance levels are met.

For the nine months ended September 30, 1997 and 1996, L'Auberge Cheyenne Creek had a net loss of $49,134 and a net profit of $26,923, respectively.

Mariposa

On February 3, 1989, the Partnership acquired a joint venture interest in the Mariposa Joint Venture which owns and operates an 84-unit residential property located in Scottsdale, Arizona, known as Mariposa. Since the Partnership controls and owns a majority interest in the Mariposa Joint Venture, the accounts and operations of the Mariposa Joint Venture have been consolidated into those of the Partnership. The Partnership has been designated the managing joint venture partner of the Mariposa Joint Venture and will have control over all decisions affecting the Mariposa Joint Venture and the property. The
Mariposa joint venture was effectively terminated on December 31, 1996. The Partnership has eliminated the minority interest related to this joint venture, as such, the Partnership owns 100% of the underlying assets as of December 31, 1996.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI developed the property known as Mariposa.

In accordance with the terms of the purchase agreement, through September 30, 1997, the Partnership has contributed $3,238,572: (1) repay a portion of the construction loan from a third party lender, (2) cover operating deficits incurred during the lease up period, (3) pay for certain capital improvements,
(4) fund $430,474 of property acquisition costs and (5) pay certain costs associated with the refinancing of the permanent loan.

JANUARY 1, 1996, THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed, as available, to each joint venture partner, not less often than quarterly, as follows:

         First, to the Partnership an amount equal to 10.6% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment (as defined in the joint venture agreement);

         Second, the balance 70% to the Partnership and 30% to the other joint venture partner.

All losses from operations and depreciation for the Mariposa Joint Venture were allocated 99.5% to the Partnership and 0.5% to the other joint venture partner.

All profits from operations shall be allocated to each joint venture partner pro rata in accordance with the distribution of net cash from operations for such fiscal year.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

MAY 14, 1996, THROUGH SEPTEMBER 30, 1997

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $38,732 and for certain mutual releases, EWI (i) relinquished its contract to manage certain Partnership properties and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Mariposa Joint Venture to the Partnership (while preserving the economic interests of the venturer in the Joint Venture), which resulting in the dissolution of the Mariposa Joint Venture. EWI may still share in the cash flow distributions or proceeds from sale if certain performance levels are met.

On September 30, 1997, Mariposa was sold pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions, dated as of May 6, 1997 as amended. Mariposa was sold to Mariposa Condominium Ventures Limited Partnership, an Arizona limited partnership unaffiliated with the Partnership. The purchase price for Mariposa was $5,125,000 subject to certain customary adjustments and the repayment of mortgage financing in the amount of $2,862,140 paid at closing utilizing a portion of proceeds from the sale.

For the nine months ended September 30, 1997 and 1996, the Mariposa had net operating loss of $84,577 and net profit of $6,275, respectively.

Canyon View East

On March 8, 1989, the Partnership acquired an interest in the Canyon View East Joint Venture which owns and operates a 96-unit residential property located in Tucson, Arizona known as Canyon View East. Since the Partnership controls and owns a majority interest in the Canyon View East Joint Venture, the accounts and operations of the joint venture have been consolidated into those of the Partnership. The Partnership has been designated the managing joint venture partner of the Canyon View East Joint Venture and will have control over all decisions affecting the Canyon View East Joint Venture and the property.

In accordance with the terms of the purchase agreement and the joint venture agreement, the Partnership has contributed $4,857,202 to the Canyon View East Joint Venture through September 30, 1997, which was used to: (1) repay a portion of the construction loan from a third party lender, (2) cover operating deficits incurred during the lease up period, (3) fund $523,022 of property acquisition costs and (5) pay certain costs associated with the permanent loan refinancing.

For the nine months ended September 30, 1997 and 1996, the Canyon View East Joint Venture had a net loss of $31,868 and $84,637, respectively.

Net cash from operations (as defined in the joint venture agreement) is to be distributed, as available, to each joint venture partner, not less often than quarterly, as follows:

         First, to the Partnership an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment (as defined in the joint venture agreement);

         Second, the balance 75% to the Partnership and 25% to the other joint venture partners.

All losses from operations and depreciation for the Canyon View East Joint Venture are allocated 100% to the Partnership.

All profits from operations shall be allocated to each joint venture partner in accordance with, and to the extent of, the distribution of net cash from operations. Any excess profits shall be allocated 100% to the Partnership. In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.


5.  Investment in Partnership:

On September 28, 1990, the Partnership contributed $1,800,000 to purchase an approximate 38% interest in Casabella Associates, a general partnership among the Partnership, Development Partners (A Massachusetts Limited Partnership)
("DPI") and Development Partners III (A Massachusetts Limited Partnership) ("DPIII"). In addition to its contribution referred to above, the Partnership incurred $268,861 of acquisition costs, including $186,300 in acquisition fees paid to the General Partners. The difference between the partnership's carrying value of the investment in Casabella Associates and the amount of underlying equity in net assets is $186,300, representing a portion of the acquisition costs stated above that were not recorded on the books of Casabella Associates.

On September 28, 1990, Casabella Associates purchased a majority interest in the Casabella I Joint Venture, an Arizona joint venture that owned and operated Casabella Phase I, a 61-unit residential property located in Scottsdale, Arizona. On April 23, 1991, Casabella Associates, acquired a majority interest in the Casabella Joint Venture which owns Casabella Phase II, a 93-unit residential community, located adjacent to Casabella Phase I. On that date, Casabella Associates and EW Casabella I Limited Partnership contributed their interests in the Casabella I Joint Venture to the Casabella Joint Venture. In addition, the permanent lender funded a $7,320,000 permanent loan, the proceeds of which were used to refinance the $2,700,000 loan pertaining to Phase I and, together with cash contributions of Casabella Associates, repay the construction loan for Phase II. As a result of such transactions, by operation of law, Casabella Joint Venture, which is comprised of Casabella Associates and EW Casabella I Limited Partnership, now owns both Phases I and II of Casabella. Casabella is now managed and operated as one single 154-unit residential community.

On June 30, 1992, Casabella Joint Venture refinanced its original $7,320,000 permanent loan using the proceeds of a new first mortgage loan in the amount of $7,300,000. Under the terms of the new note, monthly principal and interest payments of $61,887, based on a fixed interest rate of 9.125%, are required over the term of the loan.
The maturity of the note is July 15, 1998.

The co-venturer partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Casabella property.


6.  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the mortgage notes payable outstanding at September 30, 1997, and December 31, 1996, which consisted of the following:

                                                       1997                 1996
                                                 ----------           ----------
Cheyenne Creek .......................           $3,133,018           $3,158,647
Mariposa .............................                 --              2,851,944
Canyon View East .....................            3,847,465            3,880,196
                                                 ----------           ----------
                                                 $6,980,483           $9,890,787

On September 14, 1990, the Pines on Cheyenne Creek Joint Venture refinanced its $3,200,000 permanent loan together with deferred interest utilizing the proceeds of a new first mortgage loan in the amount of $3,252,000. Under the terms of the new $3,252,000 note, interest only at the rate of 9% ($24,390) is payable monthly during the first three years of the loan term. Commencing September 15, 1993, monthly payments of $29,076 including principal and interest, at the rate 10%, were payable. The maturity of the note is September 15, 1998.

On September 13 and 14, 1990, the Canyon View East and Mariposa Joint Ventures refinanced their respective $4,000,000 and $2,940,000 original permanent loans. Under the terms of the new $4,000,000 and $2,940,000 notes, interest only at the rate of 9% ($30,000 and $22,050) is payable monthly during the first three years of the loan term. Commencing September 15, 1993, monthly payments of principal and interest, at the rate 9.75%, or $35,047 and $25,759, respectively were payable. The maturity date of the note for Canyon view East is September 15, 1998. On September 30, 1997, the $2,862,140 mortgage financing for Mariposa was repaid in full at closing utilizing a portion of proceeds from the sale of Mariposa.

Accrued interest at September 30, 1997, and December 31, 1996, consisted of the following:

                                                         1997               1996
                                                      -------            -------
Cheyenne Creek ...........................            $13,161            $13,161
Mariposa .................................               --               11,586
Canyon View East .........................             15,763             15,763
                                                      -------            -------
                                                      $28,924            $40,510

The  principal   balance  of  the  mortgage  notes  payable   appearing  on  the
consolidated balance sheet approximates the fair value of such notes.


7.  Partners' Equity:

Under the terms of the Partnership Agreement profits are allocated 98% to the Limited Partners and 2% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 98% to the Limited Partners and 2% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.


8.  Related Party Transactions:

Due to  affiliates  at  September  30,  1997 and 1996,  consisted  of $3,171 and
$17,430,   respectively,   relating  to  reimbursable  costs  due  to  L'Auberge
Communities, Inc., formerly Berry and Boyle Inc.

In 1997 and 1996 general and administrative expenses included $46,096 and $65,599, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of Mariposa, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities (formerly Berry and Boyle).

Residential Services - L'Auberge, (formerly Berry and Boyle Residential Services), the property manager of Cheyenne Creek, Canyon View East and Mariposa, is an affiliate of the General Partners of the Partnership. During the nine months ended September 30, 1997 and 1996, property management fees of $74,361 and $60,068, respectively, had been paid to Residential Services - L'Auberge. These fees were 4% of rental revenue in 1997. During the nine months ended September 30, 1996, property management fees of $31,737 were paid or accrued to Evans Withycombe, Inc. These fees were 5% of rental revenue.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity; Capital Resources

In connection with its capitalization, the Partnership admitted 1,918 investors who purchased a total of 36,963 Units aggregating $18,481,500. These offering proceeds, net of organizational and offering costs of $2,772,225, provided $15,709,275 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership has expended $14,689,033 to (i) acquire its interest in The Pines, Mariposa, Canyon View East and Casabella joint ventures, (ii) to pay acquisition expenses, including acquisition fees to the General Partners,
(iii) pay costs associated with the refinancing of the permanent loans for The Pines, Mariposa and Canyon View East and (iv) to cover operating deficits incurred during the initial lease up period. The remaining net proceeds of $1,020,242 have been used to establish working capital reserves sufficient to meet the future needs of the Partnership, including contributions that may be required at the various properties, as determined by the General Partners. As of September 30, 1997, $666,512 cumulatively was contributed to the properties for this purpose.

On September 30, 1997, Mariposa was sold pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions, dated as of May 6, 1997 as amended. Mariposa was sold to Mariposa Condominium Ventures Limited Partnership, an Arizona limited partnership unaffiliated with the Partnership. The purchase price for Mariposa was $5,125,000 subject to certain customary adjustments and the repayment of mortgage financing in the amount of $2,862,140 paid at closing utilizing a portion of proceeds from the sale.

The working capital reserves of the Partnership consisted of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various joint ventures. Thus far in 1997, the aggregate net increase in working capital reserves was $1,939,825. The increase resulted primarily from cash proceeds from the sale of Mariposa in the amount of $5,023,278 less funds held in escrow in the amount of $11,385; plus cash provided from operations of $51,687, less $207,635 of fixed asset purchases, principal payments on mortgage notes payable of $2,910,303 and distributions to the minority interest of $5,532.

Property Status

Canyon View East

The property was 92% occupied as of September 30, 1997, compared to 88% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

        Unit Type ............................             1997             1996
                                                           ----             ----
Two bedroom two bath .........................           $  875           $  725
Two bedroom two bath w/den ...................            1,010              815
Three bedroom two bath .......................            l,010              980

Mariposa

As described above, Mariposa was sold on September 30, 1997 to an unaffiliated party.

The property was 87% occupied as of September 30, 1997, compared to 83% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

        Unit Type ............................             1997             1996
                                                           ----             ----
One bedroom one bath .........................           $  730           $  730
Two bedroom two bath .........................              870              870
Two bedroom two bath den .....................            1,065            1,040

Cheyenne Creek

As of September 30, 1997, the property was 90% occupied, compared to 92% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

        Unit Type ............................             1997             1996
                                                           ----             ----
One bedroom den ..............................             $835             $820
Two bedroom two bath .........................              935              935


Casabella

As of September 30, 1997, the property was 86% occupied, compared to 73% approximately one year ago. At September 30, 1997 and 1996, the average monthly rents collected for the various unit types were as follows:

       Unit Type .............................             1997             1996
                                                           ----             ----
One bedroom two bath w/den ...................           $  820           $  820
Two bedroom two bath .........................              940              940
Two bedroom two bath w/den ...................            1,160            1,160

Results of Operations

The Partnership's operating results for the three months ended September 30, 1997, consisted of interest income, administrative expenses, the Partnership's share of the loss from Casabella Associates and its share of the income and losses allocated from the joint ventures, as follows:

                                          Cheyenne                          Canyon       Partnership  Consolidated
                                            Creek          Mariposa        View East          Level        Totals
Revenue                                      $228,441         $169,301        $220,368       $1,467      $619,577

Expenses:
  General and administrative                  -                -               -             54,142        54,142
  Operations                                  117,614          136,798         103,507                    357,919
  Depreciation and amortization                50,764           38,810          43,588       -            133,162
  Interest                                     80,972           80,066          96,464       -            257,502
  Equity in (income) loss from parntership     -                -               -             25,495       25,495
                                        --------------   --------------  --------------   -----------  -----------
                                              249,350          255,674         243,559       79,637       828,220
                                        --------------   --------------  --------------  -----------  ------------

Net income (loss) before minority            (20,909)         (86,373)        (23,191)     (78,170)     (208,643)
interest

Minority Interests' share of net                3,856          -               -             -              3,856
loss
                                        --------------   --------------  --------------  -----------  ------------

Net income (loss)                           ($17,053)        ($86,373)       ($23,191)    ($78,170)    ($204,787)
                                        ==============   ==============  ==============  ===========  ============

The Partnership's operating results for the three months ended September 30, 1996, consisted of interest earned on short-term investments, administrative expenses, the Partnership's share of the loss from Casabella Associates and its share of the income and losses allocated from the joint ventures, as follows:

                                      Cheyenne                            Canyon        Partnership Consolidated
                                       Creek          Mariposa          View East           Level         Totals
Revenue                                 $252,838          $154,632          $193,068       $3,244       $603,782

Expenses:
  General and administrative             -                -                 -              71,485         71,485
  Operations                              99,610            83,438           101,531          725        285,304
  Depreciation and amortization           44,465            28,843            40,586       -             113,894
  Interest                                79,302            69,823            94,998       -             244,123
  Equity in (income) loss from           -                -                 -              33,768         33,768
partnership
                                    -------------  ----------------   ---------------  -----------    ----------
                                         223,377           182,104           237,115      105,978        748,574
                                    -------------  ----------------   ---------------  -----------  -------------

Net income (loss) before minority        $29,461         ($27,472)         ($44,047)   ($102,734)     ($144,792)
interest

Minority Interests' share of net         (1,158)          -                 -              -             (1,158)
loss
                                    -------------  ----------------   ---------------  -----------  -------------

Net income (loss)                        $28,303         ($27,472)         ($44,047)   ($102,734)     ($145,950)
                                    =============  ================   ===============  ===========  =============


The Partnership's operating results for the nine months ended September 30, 1997, consisted of interest earned on short-term investments, administrative expenses, the Partnership's share of the loss from Casabella Associates and its share of the income and losses allocated from the joint ventures, as follows:

                                          Cheyenne                       Canyon       Partnership  Consolidated
                                           Creek        Mariposa       View East          Level          Totals
Revenue                                    $669,832       $550,991        $671,217       $6,052      $1,898,092

Expenses:
  General and administrative                 -             -               -            155,994         155,994
  Operations                                337,905        318,727         290,961                      947,593
  Depreciation and amortization             142,505         98,061         126,934       -              367,500
  Interest                                  238,556        218,780         285,190       -              742,526
  Equity in (income) loss from               -             -               -             38,711          38,711
partnership
                                         -----------  -------------   -------------  -----------    -----------
                                            718,966        635,568         703,085      194,705       2,252,324
                                         -----------  -------------   ------------- ------------  --------------

Net income (loss) before minority          (49,134)       (84,577)        (31,868)    (188,653)       (354,232)
interest

Minority Interests' share of net              9,060        -               -             -                9,060
loss
                                         -----------  -------------   ------------- ------------  --------------

Net income (loss) from operations         ($40,074)      ($84,577)       ($31,868)   ($188,653)      ($345,172)
                                         -----------  -------------   ------------- ------------  --------------

Gain from sale of property                                $201,093                                      201,093
                                         -----------  -------------   ------------- ------------  --------------

Net income (loss)                         ($40,074)       $116,516       ($31,868)   ($188,653)      ($144,079)
                                         ===========  =============   ============= ============  ==============

The Partnership's operating results for the nine months ended September 30, 1996, consisted of interest earned on short-term investments, administrative expenses, the Partnership's share of the loss from Casabella Associates and its share of the income and losses allocated from the joint ventures, as follows:

                                          Cheyenne                       Canyon        Partnership    Consolidated
                                            Creek        Mariposa        View East        Level          Totals
Revenue                                   $719,614        $535,372         $620,608       $12,282      $1,887,876

Expenses:
  General and administrative               -                   383               10       276,575         276,968
  Operations                               323,960         232,179          299,130         3,725         858,994
  Depreciation and amortization            130,246          86,532          120,386       -               337,164
  Interest                                 238,485         210,003          285,719       -               734,207
  Equity in (income) loss from             -               -                -              10,870          10,870
partnership
                                     --------------   -------------   -------------- -------------- -------------
                                           692,691         529,097          705,245       291,170       2,218,203
                                     --------------   -------------   -------------- -------------  --------------

Net income (loss) before minority          $26,923          $6,275        ($84,637)    ($278,888)      ($330,327)
interest

Minority Interests' share of net           (4,965)         -                -             -               (4,965)
loss
                                     --------------   -------------   -------------- -------------  --------------

Net income (loss)                          $21,958          $6,275        ($84,637)    ($278,888)      ($335,292)
                                     ==============   =============   ============== =============  ==============

Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996:

Total revenue increased by $10,216 or 1%. Operating expenses increased by $88,599 or 10% primarily due to one-time costs of preparing the properties for disposition, including an increase in repairs, maintenance, advertising and promotion expense. General and administrative expenses decreased by $120,974 primarily due to the Evans Withycombe termination fee of $70,715 in 1996. A contributing factor to the additional reduction of $50,259 was due in part to the re-stabilization of costs associated with Partnership administrative, financial and investor services functions following the office relocation to Colorado Springs.

Thus far in 1997, the Partnership has not made cash distributions to its Partners.

                                            PART II - OTHER INFORMATION

                                                 -----------------


ITEM 1.  Legal Proceedings
                Response:  None

ITEM 2.  Changes in Securities
                Response:  None

ITEM 3.  Defaults Upon Senior Securities
                Response:  None

ITEM 4.  Submission of Matters to a Vote of Security Holders
                Response:  None

ITEM 5.  Other Information
                Response:  None

ITEM 6.  Exhibits and Reports on Form 8-K
          (A.)  Exhibit - None
          (B.)  Report on Form 8-K, Item 2, dated September 30, 1997 filed October 13, 1997




                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       DEVELOPMENT PARTNERS II
                      (A Massachusetts Limited Partnership)
                        (Registrant)

                                    BY:  GP L'AUBERGE MANAGEMENT, L.P.
                                         A General Partner

                                         BY:  L'AUBERGE COMMUNITIES INC.
                                              A General Partner


                                            BY:     (s) Stephen B Boyle
                                                Stephen B. Boyle, President

November 12, 1997

                             DEVELOPMENT PARTNERS II
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

         THIS CONSENT is solicited by and on behalf of the Partnership. The General Partners recommend a vote "FOR" the Proposal. A vote "FOR" the Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

         THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL AS RECOMMENDED BY THE GENERAL PARTNERS.

                        PLEASE MARK THE APPROPRIATE BOX:

         With the General Partners' recommendation to dissolve the Partnership and settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties, I vote:

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

         The undersigned acknowledges receipt of the Consent Solicitation dated March 16, 1998 pertaining to the Proposal.


Dated: _______________________                      ----------------------------
                                                              Signature

                                                    ----------------------------
                                                     Signature (if held jointly)

                                                    ----------------------------
                                                              Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. If you have any questions, please call THE L'AUBERGE INVESTOR SERVICES LINE at (800) 262-7778.